UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Media General, Inc.

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Notice of 2014 Annual Meeting and Proxy Statement Thursday, April 24, 2014 11:00 a.m. Bolling Haxall House 211 East Franklin Street Richmond, Virginia

Media General, Inc.   333 East Franklin Street   Richmond, Virginia 23219   (804) 887-5000   www.mediageneral.com

J. Stewart Bryan III

Chairman

March 14, 2014

Dear Stockholder:

I’m pleased to forward our 2014 Proxy Statement as I cordially invite you to attend Media General’s 2014 Annual Meeting on Thursday, April 24, 2014.

Our Annual Meeting will be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia. Parking will be available at the parking deck located on Third Street between East Grace and East Franklin Streets.

Rodney A. Smolla, Carl S. Thigpen and Coleman Wortham III will be retiring from our Board at the Annual Meeting. Rod has served as a Director for the last eight years, Carl has served as a Director for the last four years, and Coley has served as a Director for the last 10 years. We particularly hope you will attend this year’s Annual Meeting to thank them personally for their service to our Company.

We are pleased once again to be taking advantage of the Securities and Exchange Commission rule allowing Stockholders to receive proxy materials over the Internet. This environmentally responsible e-proxy process expedites receipt of our proxy materials and lowers costs for the Company.

Whether or not you plan to be present at the Annual Meeting, we value your vote. Most Stockholders have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to vote, please do so at your earliest convenience.

Thank you for being a Media General Stockholder. I look forward to seeing you on April 24.

Yours sincerely, J. Stewart Bryan III

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Voting Common Stock

    of Media General, Inc.

The 2014 Annual Meeting of Stockholders of Media General, Inc. will be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia, on Thursday, April 24, 2014, at 11:00 a.m. for the following purposes:

1.	To elect a Board of Directors;

2.	To approve amendments to the 1995 Long-Term Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014;

4.	To hold an advisory vote on executive compensation; and

5.	To act upon such other matters as properly may come before the meeting.

Holders of the Company’s Voting Common Stock of record at the close of business on February 28, 2014, are entitled to notice of and to vote at the meeting.

Stockholders are requested to vote by the Internet, by telephone or, for those who have received paper copies of the proxy card, by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 23, 2014. A proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 14, 2014

PROXY STATEMENT

2014 Annual Meeting of Stockholders

SOLICITATION OF PROXIES

This statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 2014 Annual Meeting of Stockholders to be held at the Bolling Haxall House, 211 East Franklin Street (the building immediately west of the Company’s headquarters), Richmond, Virginia, on Thursday, April 24, 2014, at 11:00 a.m. All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted in accordance with their instructions. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 23, 2014. A proxy may be revoked by a Stockholder at any time before it is voted.

A notice containing instructions on how to access this Proxy Statement and our Annual Report online was mailed to some of the Company’s Stockholders on March 14, 2014. On that date, we also began mailing a full set of proxy materials to other Stockholders and to those Stockholders who had requested paper copies of our proxy materials.

The Company had outstanding 87,733,971 shares of Voting Common Stock and 828,885 shares of Non-Voting Common Stock as of February 28, 2014. Only holders of record of Voting Common Stock at the close of business on that date will be entitled to vote, and each share of Voting Common Stock will be entitled to one vote on each matter being voted upon.

DIRECTOR INDEPENDENCE

All non-management members of the Company’s Board are independent, in accordance with the rules of the New York Stock Exchange (the NYSE) and the Company’s more stringent Director Independence Standards, except for Marshall N. Morton. Mr. Morton retired as President and Chief Executive Officer of the Company at the end of 2012, and because of his prior position, is not independent under the rules of the NYSE. The Board affirmatively has determined that the Company’s other non-management Directors and Director nominees, J. Stewart Bryan III, Diana F. Cantor, H.C. Charles Diao, Dennis J. FitzSimons, Soohyung Kim, Howard L. Schrott, Rodney A. Smolla, Wyndham Robertson, Kevin T. Shea, Thomas J. Sullivan, Carl S. Thigpen and Coleman Wortham III, are independent and have no relationship with the Company that would interfere with their exercise of independent judgment in carrying out the responsibilities of a Director. In making this determination with respect to J. Stewart Bryan III, the Board considered that Mr. Bryan was an employee of the Company until 2008, was the Company's Chief Executive Officer until 2005 and was the controlling Stockholder of the Company until the consummation of the Company's merger with New Young Broadcasting Holding Co., Inc. (Young) in November 2013. In making this determination with respect to Soohyung Kim, the Board considered that Mr. Kim is the Chief Executive Officer and the Chief Investment Officer of Standard General, L.P. (Standard General), which exercises voting and investment control over approximately 30.4% of the Company's outstanding shares of the Voting Common Stock that are held by investment funds for which Standard General serves as investment manager. In making this determination with respect to Thomas J. Sullivan, the Board considered that Mr. Sullivan was the Executive Chairman of Young until it merged with the Company in November 2013, was Young's Chief Financial Officer in 2012 and will continue to receive severance payments until November 2014 (not conditioned on his continued service as a Director of the Company) in respect of his prior service as Young's Executive Chairman. The Company’s Director Independence Standards are available at the Company website, www.mediageneral.com.

THE BOARD AND ITS COMMITTEES

The Chairman of the Board of Directors presides over the meetings of the Board and, as described in the Company’s Principles of Corporate Governance, establishes the agenda for each meeting. Senior management, led by the Chief Executive Officer, is responsible for running the day-to-day operations of the Company and keeping the Board informed of the status of the Company’s operations. In adopting this leadership structure, the Board additionally has determined that the Board and the Company presently are best managed by separating the roles of the Chairman and the Chief Executive Officer.

The Board of Directors held 11 meetings during 2013. The Company’s non-management Directors meet regularly in executive session. The presiding position at these executive sessions is rotated among the chairs of the Audit, Compensation and Nominating & Governance Committees, a practice the Board believes is more advantageous than having a single “presiding director.” All Directors attended, during the period in which they were members of the Board during 2013, 75% or more of the meetings of the Board and the Board committees on which they served.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Each of these Committees has a written charter, which is available at the Company’s website, www.mediageneral.com.

The Audit Committee consists of Mrs. Cantor and Messrs. FitzSimons, Schrott, Shea and Thigpen, each of whom is independent under the rules of the NYSE and the Securities and Exchange Commission. Messrs. Schrott and Shea, former directors of Young, joined the Committee in connection with the Company’s merger with Young in November 2013. As discussed more fully below, each member of the Committee also is an “audit committee financial expert.” This Committee has been established in accordance with the rules of the NYSE and the Securities Exchange Act of 1934 (Exchange Act) and oversees the audit function of the Company with regard to its internal auditors and its independent registered public accounting firm. The Committee meets with these internal and independent auditors, has sole authority to retain and terminate the Company’s independent auditors and reviews all quarterly and annual SEC filings made by the Company. The Audit Committee met five times during 2013.

The Compensation Committee consists of Miss Robertson and Messrs. Diao, Kim, Schrott, Shea, Smolla and Wortham. Messrs. Diao, Kim, Schrott and Shea, former directors of Young, joined the Committee in connection with the Company’s merger with Young in November 2013. All of the members of the Committee are independent under the rules of the NYSE. The Committee has general responsibility for employee compensation and makes recommendations to the Board with respect to the compensation of all Directors, officers and other key executives, including incentive-compensation plans and equity-based plans. The Committee receives recommendations from the Chief Executive Officer, and it receives reports and recommendations from the compensation consultants it has retained directly on both short-term and long-term executive and Director compensation matters. The Committee has the sole authority to retain, terminate and fix the compensation of any advisor it deems appropriate to assist it in the fulfillment of its responsibilities. In 2013, the Committee selected and directly retained the services of Pearl Meyer & Partners, LLC (PM&P), an independent executive compensation consulting firm. PM&P does not provide any other services to the Company and works with the Company’s management only on matters at the direction and under the supervision of the Compensation Committee. The Committee has assessed the independence of PM&P pursuant to SEC rules and concluded that no conflict of interest exists that would prevent PM&P from serving as an independent consultant to the Compensation Committee. The Compensation Committee periodically seeks input from PM&P on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. PM&P also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the named executive officers.

The Nominating & Governance Committee consists of Miss Robertson and Messrs. Diao, Kim, Shea and Smolla. Messrs. Diao, Kim and Shea joined the Committee in connection with the Company’s merger with Young in November 2013. All of the members of the Committee are independent under the rules of the NYSE. The Committee assists the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. The Committee additionally is responsible for developing policies and practices relating to corporate governance, including the Company’s Principles of Corporate Governance and its Code of Business Conduct and Ethics. Under the terms of the Company's Articles of Incorporation adopted in connection with the Company's merger with Young, until the Company's 2017 Annual Meeting of Stockholders, the Committee is to be comprised of five members, including at least 3 members who are former Young directors (or other directors designated by them). During that period, the Committee will have the exclusive right to nominate candidates by a majority vote of its members on behalf of the Company for election to the Board of Directors and to appoint individuals to fill vacancies on the Board of Directors, subject to a right of a majority of the Board (including one affirmative vote of at least one former Young director) to reject any such nomination or appointment. The Nominating & Governance Committee met two times during 2013.

Compensation Risk

The primary components of compensation of the Company’s employees are base salary, sales commissions, annual incentives and long-term incentives. The Company believes that none of these compensation components encourages excessive risk-taking. Accordingly, the Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Risk Oversight

The Board of Directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the Board additionally is charged under its Charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a Committee of the Board receives a report involving risk identification, risk management or risk mitigation, the Chairman of the Committee reports on that discussion, as appropriate, to the full Board during the next Board meeting.

PRINCIPAL HOLDERS OF THE COMPANY’S VOTING COMMON STOCK

The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the Company’s Voting Common Stock and the stock ownership of the Directors and officers of the Company. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole dispositive power as to all shares listed, unless noted to the contrary.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Ownership*

Soohyung Kim, Standard General L.P. and affiliates 767 Fifth Avenue, 12th Floor New York, NY 10153	26,698,209(1)	30.4%

Mario J. Gabelli and affiliates One Corporate Center Rye, NY 10580	9,033,424(2)	10.3%

James D. Dondero and affiliates 300 Crescent Court, Suite 700 Dallas, TX 75201	8,715,530(3)	9.9%

Rich Barrera and Roystone Capital Management LP 767 Third Avenue, 6th Floor New York, NY 10017	4,670,103(4)	5.3%

Warren E. Buffett and Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, NE 68131	4,646,220(5)	5.3%

J. Stewart Bryan III, Chairman	969,114 (6)	1.1%
Marshall N. Morton, Vice Chairman	183,732 (7)

Named Executive Officers	(8)
George L. Mahoney, President and Chief Executive Officer	174,084 (9)
James F. Woodward, Senior Vice President, Finance and Chief Financial Officer	74,897 (10)
Deborah A. McDermott, Senior Vice President, Broadcast Markets	—
James R. Conschafter, Vice President, Broadcast Markets	109,570 (11)
John R. Cottingham, Vice President, Broadcast Markets	85,748 (12)

Outside Directors	(13)
Diana F. Cantor	85,822
H.C. Charles Diao	97,409
Dennis J. FitzSimons	59,105
Soohyung Kim	26,698,209 (14)	30.4%
Wyndham Robertson	27,370
Howard L. Schrott	394
Kevin T. Shea	394
Rodney A. Smolla	85,614
Thomas J. Sullivan	712
Carl S. Thigpen	47,308
Coleman Wortham, III	277,106

Directors and Officers as a group	29,217,747	33.3%

* Percentages of stock ownership less than one percent are not shown.

(1)

The share information is as of February 24, 2014 and was provided by Standard General, L.P. ("Standard General”). Of the 26,698,209 shares of Voting Common Stock listed, Standard General Fund L.P. (the “SG Fund”) beneficially owns, and shares voting and dispositive power over, 3,749,526 shares held directly by SG Fund, and Standard General Communications LLC (“SG Communications”) beneficially owns, and shares voting and dispositive power over, 22,948,683 shares held directly by SG Communications. Standard General serves as investment manager to each of the SG Fund and SG Communications and, in that capacity, exercises voting and investment control over the shares of Voting Common Stock held by the SG Fund and SG Communications, and Soohyung Kim, a director of the Company, is a director of the general partner of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own, and share voting and dispositive power over, all of the 26,698,209 shares listed. SG Communications is a wholly-owned subsidiary of SG Fund. As such, SG Fund may be deemed to beneficially own, and share voting and dispositive power over, the 22,948,683 shares beneficially owned by SG Communications. Each of Mr. Kim, Standard General, the SG Fund and SG Communications disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest in such shares.

(2)

The share information is as of November 22, 2013, and was derived from a Schedule 13D filed by Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GAMCO"), MJG Associates, Inc. ("MJG Associates"), Teton Advisors, Inc. ("Teton Advisors"), GAMCO Investors, Inc. ("GBL"), GGCP, Inc. ("GGCP") and Mario J. Gabelli, as amended on November 22, 2013. According to the Schedule 13D as amended, of the 9,033,424 shares of Voting Common Stock listed, 2,488,900 are beneficially owned by Gabelli Funds, 5,439,115 are beneficially owned by GAMCO, 380 are beneficially owned by MJG Associates, and 1,105,029 are beneficially owned by Teton Advisors; GBL, GGCP and Mr. Gabelli may be deemed to indirectly beneficially own the shares beneficially owned by Gabelli Funds, GAMCO, MJG Associates and Teton Advisors; each of Gabelli Funds, GAMCO, MJG Associates and Teton Advisors has the sole voting and dispositive power of the shares beneficially owned by it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO has sole voting power over only 5,166,415 of the shares of Voting Common Stock beneficially owned by it, (ii) Gabelli Funds has sole voting power over only 13,900 of the shares of Voting Common Stock beneficially owned by it, and (iii) at any time, the proxy voting committee of each fund to which Gabelli Funds provides advisory services may take and exercise, in its sole discretion, the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations.

(3)

The share information is as of December 31, 2013, and derived from a Schedule 13G filed by NexPoint Credit Strategies Fund (the “Credit Fund”), NexPoint Advisors, L.P. (“NexPoint”), NexPoint Advisors GP, LLC (“NexPoint GP”), Highland Floating Rate Opportunities Fund, a series of Highland Funds I (the “Floating Rate Fund” and together with the Credit Fund, the “Funds”), Highland Capital Management Fund Advisors, L.P. (“Highland Fund Advisors”), Strand XVI, Inc. (“Strand XVI”), and James D. Dondero on February 14, 2014. According to the Schedule 13G, the Credit Fund is the beneficial owner of, and has sole voting and dispositive power over, 4,938,971 shares of Voting Common Stock that it holds directly; NexPoint, as the investment advisor to the Credit Fund, and NexPoint GP, as the general partner of NexPoint, may be deemed the beneficial owners of, and have shared voting and dispositive power over, those 4,938,971 shares; the Floating Rate Fund is the beneficial owner of, and has sole voting and dispositive power over, 3,776,559 shares of Voting Common Stock that it holds directly; Highland Fund Advisors, as the investment advisor to the Floating Rate Fund, and Strand XVI, as the general partner of Highland Fund Advisors, may be deemed the beneficial owners of, and have shared voting and dispositive power over, those 3,776,559 shares; and Mr. Dondero may be deemed the beneficial owner of, and have shared voting and dispositive power over, the 8,715,530 shares of Voting Common Stock held by the Funds.

(4)

The share information is as of December 31, 2013, and derived from a Schedule 13G filed by Roystone Capital Management LP (“Roystone”) and Rich Barrera on February 14, 2014. According to the Schedule 13G, Roystone manages investment vehicles which own, in the aggregate, all of the 4,670,103 shares of Voting Common Stock listed; because Rich Barrera, in his capacity as the Managing Member of Roystone, has voting or dispositive power over all shares beneficially owned by Roystone, he is deemed to have beneficial ownership of all such shares; and Roystone and Mr. Barrera have shared voting and dispositive power over all such shares.

(5)	The share information is as of November 13, 2013, and derived from a Schedule 13D filed by Warren E. Buffett and Berkshire Hathaway, Inc., (“Berkshire”) as amended on November 13, 2013. According to the Schedule 13D, as amended, Berkshire beneficially owns 4,235,978 shares of Voting Common Stock and 410,242 shares of the Company's Non-Voting Common Stock, which, subject to certain regulatory-related limitations, are convertible into shares of Voting Common Stock; Mr. Buffett, Chairman of the Board of Directors and Chief Executive Officer of Berkshire, may be deemed to control Berkshire and have beneficial ownership of such shares; and Berkshire and Mr. Buffet may be deemed to have shared dispositive power over all such shares and to have shared voting power with respect to the shares of Voting Common Stock and, upon conversion of the shares of Non-Voting Common Stock, shared voting power with respect to the shares of Voting Common Stock issued upon conversion thereof.

(6)

The share information is as of February 28, 2014. Shares listed for Mr. Bryan include 502,852 shares held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares, and 466,162 shares held by the D. Tennant Bryan Media Trust, of which Mr. Bryan serves as sole trustee. Mr. Bryan and the Media Trust constitute a group for certain purposes.

(7)	The share information is as of February 28, 2014. Shares listed for Mr. Morton include 8,000 shares subject to currently exercisable options.

(8)	Includes shares held in the 401(k) Plan as of February 28, 2014.

(9)

The share information is as of February 28, 2014. Shares listed for Mr. Mahoney include 80,434 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 71,000 shares registered in his name under the Restricted Stock Plan.

(10)

The share information is as of February 28, 2014. Shares listed for Mr. Woodward include 37,934 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 29,000 shares registered in his name under the Restricted Stock Plan.

(11)

The share information is as of February 28, 2014. Shares listed for Mr. Conschafter include 72,200 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 20,400 shares registered in his name under the Restricted Stock Plan.

(12)

The share information is as of February 28, 2014. Shares listed for Mr. Cottingham include 61,234 shares subject to currently exercisable options (and stock options exercisable within 60 days) and 17,613 shares registered in his name under the Restricted Stock Plan.

(13)	Includes deferred stock units earned, as of December 31, 2013, pursuant to the Media General, Inc., Directors' Deferred Compensation Plan as indicated in "Director Compensation."

(14)	See footnote (1) above.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion & Analysis

Introduction

This Compensation Discussion & Analysis (CD&A) provides an overview of our executive compensation program and fiscal 2013 pay determination for our named executive officers (NEOs), who are listed below:

Name	Title

George L. Mahoney	President & Chief Executive Officer
James F. Woodward	Senior Vice President, Chief Financial Officer
Deborah A. McDermott	Senior Vice President, Broadcast Markets
James R. Conschafter	Vice President, Broadcast Markets
John R. Cottingham	Vice President, Broadcast Markets

As part of our ongoing effort to enhance shareholder communications, we have streamlined and reformatted our CD&A to consist of the following three sections:

Section I:	Executive Summary: 2013 in Review
Section II:	Overview of the Executive Compensation Program
Section III:	Details and Analysis of the 2013 Executive Compensation Program

Section I: Executive Summary: 2013 in Review

In this Executive Summary, we discuss a number of significant changes in 2013 which changed our corporate structure as well as the methods by which we will compensate our NEOs in the future. In the sections below, we discuss the following subjects:

●	Our Year of Transition – We discuss the impact of the Company's November 2013 merger with Young on Media General’s corporate structure.

●	Shareholder Return Achievement – We discuss the impact on shareholder returns of both our operating performance and the merger with Young on November 12, 2013.

●

Pay Outcomes – Our pay outcomes for our NEOs for 2013 are primarily the result of the achievement of pre-merger financial goals and expectations for both the Media General and Young executives included in this proxy statement, given the consummation of the Young merger.

●

Looking Forward – Beginning with the Young merger, our Compensation Committee (Committee) of the Board of Directors began an extensive re-examination of all of the combined company’s executive pay programs with the intent of evaluating the necessity of each program and combining the best aspects of both companies’ programs with an intense focus on pay-for-performance.

Our Board of Directors strongly believes in improving both financial and shareholder return performance. As such, the Board is supporting management’s ongoing development of business strategies for realizing such objectives. Concurrently, the Committee is developing an executive compensation philosophy and related programs designed to support and drive the business strategies in a manner beneficial to all shareholders.

Our Year of Transition

2013 was a year of significant transformation of Media General, driven by the Young merger, which was announced in June and consummated in November, with the following major outcomes for the Company:

●	the creation of a new, combined company with 31 television stations operating in 28 markets reaching 14% of U.S. TV households;

●	a more geographically diverse company with balanced network affiliations across more potential political “battleground” states;

●	a stronger balance sheet allowing for significant reduction in the cost of debt going forward, immediately accretive cash flow and the identification of a number of additional synergies;

●	the elimination of the former dual stock structure resulting in a company that is no longer a “controlled company,” which we believe will be beneficial to all shareholders; and

●	the opportunity to further participate in the ongoing consolidation of the TV broadcasting industry.

We believe 2013 represented an important transition year for Media General as it followed upon other important recent transformations, including the sale of its newspapers and the recapitalization of the Company in 2011-2012. Accordingly, 2014 will be a year of transition for our executive pay programs.

Shareholder Return Achievement

Total shareholder value increased substantially on a post-merger basis and over the course of 2013. On December 31, 2012, Media General’s share price closed at $4.30, and on December 31, 2013, it closed at $22.60, an increase of 425.6%. Total market capitalization increased from $119.4 million on December 31, 2012 (based on 27.8 million total shares outstanding), to $2 billion on December 31, 2013 (88.5 million shares outstanding), primarily driven by the Young merger.

Pay Outcomes

With respect to fiscal 2013, our Committee made the following pay decisions with respect to our NEOs:

●

Salaries were increased on January 1, 2013, for Messrs. Mahoney (reflecting his promotion to the Chief Executive Officer position) and Woodward and on May 1, 2013, for Messrs. Conschafter and Cottingham.

●	Additional salary increases were provided to Messrs. Woodward, Conschafter and Cottingham upon the consummation of the Young merger.

●	No additional salary increases were provided to the NEOs for 2014.

●	Annual incentives payouts for 2013 were made based on:

o	Media General Broadcast Cash Flow (BCF) performance for Messrs. Conschafter, Cottingham, Mahoney and Woodward, which was just below target levels (91.6% of targets); and

o	Young BCF and individual performance for Mrs. McDermott, which was paid near target levels (representing 100% achievement plus discretionary adjustments by the former Young Board).

●	Stock options were granted to Messrs. Conschafter, Cottingham, Mahoney and Woodward in January 2013, pursuant to the legacy Media General Long-Term Incentive Plan.

●	Deferred stock unit (DSUs) grants were made to Messrs. Conschafter, Cottingham and Woodward and Mrs. McDermott upon the consummation of the merger in November 2013.

●	Transaction bonuses were paid to Messrs. Conschafter and Cottingham following the closing of the merger transaction.

In addition, the Company entered into an employment agreement with each of the NEOs that became effective upon the consummation of the Young merger. The agreements provide for a three-year term (two years in the case of Messrs. Conschafter and Cottingham) commencing on the closing of the merger in November 2013.

Looking Forward

Our Committee, which includes Directors from both Media General and Young, is in the process of reexamining all of the executive pay programs from both companies and is strongly focused on ensuring the programs are both necessary and have a robust pay-for-performance orientation. We believe the reexamination will manifest itself in future pay philosophies as follows:

●	Salary increases will be considered in the context of the achievement of budgeted financial objectives and/or an increase in overall responsibilities.

●	Annual incentives for the NEOs will be focused on the achievement of financial and individual objectives.

●	It is expected that long-term incentives, if provided, will be performance-based, will be more limited than they have been in the past and will more likely be cash-based.

●	Retention objectives will be met primarily through the use of employment agreements.

●	Executive perquisites and benefits will likely be eliminated.

We provide greater detail on all of the above issues in the remainder of this CD&A.

Section II: Overview of the Executive Compensation Program

Compensation Philosophy and Objectives

Our compensation philosophy for 2013 was designed to support and reinforce the achievement of key operating and strategic goals. The philosophy was applied consistently to the NEOs identified in the Summary Compensation Table, as well as to all salaried employees.

Media General’s 2013 executive compensation programs were designed to:

●	link individual performance with compensation opportunities, and

●	align the interests of the individual with those of shareholders.

These two elements were intended to encourage executives to be more responsive to Company needs, and the Committee believed a tightly administered compensation system that rewarded appropriate performance was a constructive way to attract and retain talented personnel.

As noted above, in 2014 and beyond, our Committee expects to have a pay philosophy that is more directly based on pay-for-performance, which will manifest itself in both the design of the programs and the method by which they are administered on a year-by-year basis. For 2013, our Committee essentially focused on closing out 2013 programs under the philosophy in place at each legacy company, with the primary changes for the combined company focused on 2014 and beyond.

Primary Components of the Executive Compensation Program

For 2013, our executive compensation program included the following major components designed to achieve the purposed objectives indicated:

Component	Purpose/Objective	Performance Linkage	Form of Payout
Salaries	Provide a fixed, competitive level of pay based on responsibility, qualifications, experience and performance	Moderate; merit increases are based on a combination of Company performance, experience, market pay levels and internal pay equity	Cash
Annual Incentives	Align annual incentives with annual performance against budgeted objectives	Strong; no awards are paid for performance below a defined threshold.	Cash
Long-Term Incentives, Including Performance-Accelerated Restricted Stock (PARS) and Stock Options	Align long-term incentives with longer-term performance and shareholder value creation, enhance executive retention and provide an equity stake to further align executive and shareholder interests	Strong; PARS represent 60% of award and can be accelerated based on performance against EPS targets. Stock options create value based on gains in share price. (1)	PARS and options are settled in equity.
Retirement and Other Benefits	Provide for competitive health, welfare and retirement needs to further enhance executive retention. Our NEOs are also eligible for certain perquisites to enhance retention.	Limited	Retirement benefits are paid in cash following a qualifying separation from service.

(1)

While the acceleration of existing awards is based upon EPS targets, acceleration of future awards may be tied to other metrics, such as Adjusted EBITDA, BCF, or other operating parameters as determined by the Board of Directors.

Target Total Pay Mix

For 2013, our compensation program was intended to deliver variable incentives in accordance with both financial and individual objectives. A portion of each NEOs targeted annual total direct compensation was “at risk” pay and delivered though short-term cash incentives and long-term equity awards. The following charts illustrate the 2013 target pay mix of our CEO and the average of our other NEOs.

The long-term incentive percentages for 2013 are based on the dollar value of the DSUs as of November 12, 2013, and each executive’s 2013 awards under the Long-Term Incentive Plan.  This calculation takes into account that PARS were not issued in 2013 and that one-half of the PARS award is attributed to 2013.

The Committee and its Role in Determining Executive Pay

Our Committee is responsible for the design and oversight of our executive compensation programs covering the NEOs. Each of the Committee members is independent, as defined by the rules of the New York Stock Exchange. The Committee makes policy and strategic recommendations to the Board and has authority delegated from the Board to:

●	make recommendations to the Board with respect to executive pay decisions;

●	design and recommend to the Board the salary, incentive pay and benefit programs for the NEOs; and

●	oversee the Company’s equity incentive plans.

The Committee met 12 times in 2013, and met in executive session during which management was not present. Most compensation decisions are finalized in the first and fourth quarter of each fiscal year. The Committee Charter, which sets forth the Committee's responsibilities on a more comprehensive basis, is available under the “Corporate Governance” tab at www.mediageneral.com and is reviewed on an annual basis to ensure it continues to satisfy changing corporate governance requirements and expectations. The charter was most recently amended in January 2014.

To ensure that it is making fully informed compensation determinations, the Committee reviews, considers and relies on various sources of information and materials, as described in further detail in this paragraph. Without limitation, the Committee generally (i) considers market information and advice provided by its independent compensation consultant and other advisors; (ii) reviews financial and company performance materials such as budgets, financial statements, management reports of our business activities and individual performance assessments; (iii) considers factors such as the experience, skill sets and contributions of each NEO towards our overall success; (iv) receives input from the CEO with respect to salaries, incentives and total pay for the NEOs other than the CEO; and (v) reviews tally sheets of overall compensation element values and totals, primarily to identify any competitive issues, gain an understanding of the relative dollar values of each compensation element and to understand the magnitude of total compensation. However, all compensation decisions for these individuals are recommended by the Committee and ultimately made by the Board.

The Role of Management in Providing Information to the Committee

During 2013, our Human Resources Department reviewed and summarized survey data published by Towers Watson and proxy data related to the media industry companies listed on Appendix A. Our Committee used the survey data as a guideline for each element of compensation, specifically related to the compensation decisions made in the first quarter of 2013. The Company also considered the executive’s responsibilities, management level, experience, and performance.

The Role of PM&P and Other Independent Advisors to the Committee

Periodically, the Company reviews its compensation programs with outside consultants who are engaged by and report directly to the Committee. While such a review did not take place with consultants for 2013, the Committee used the survey data published by Towers Watson in connection with its review. The goal of the compensation review is to ensure the programs are competitive and are designed to compensate executive performance in a manner likely to result in increased shareholder value. In addition, management retained Mercer LLC (Mercer) to provide services in the context of the Young merger, primarily related to the development of the employment agreements for the NEOs. The Committee also selected and directly retained Mercer LLC for a portion of 2013, but the Committee did not request or receive from Mercer services related to executive compensation.

In mid-2013, the Committee retained PM&P as its independent consultant to provide assistance specifically with the implementation of the employment agreements for each of the NEOs in the context of the Young merger. In September, the Committee retained PM&P as its ongoing independent consultant. PM&P consulted on a variety of executive pay issues, including pay philosophy, salary management, incentive plan design and general assistance to the Committee in its intensive reexamination of executive pay during the remainder of 2013 following the Young merger and early 2014. The Committee assessed the independence of PM&P pursuant to the applicable SEC rules. The Committee concluded that no conflict of interest exists that would prevent PM&P from serving as its independent consultant.

How Pay is Set: Initial Benchmarking

Peer Group Companies

Our Committee examines competitive peer group and survey information, compiled by the Company’s Human Resources Department and its independent advisors, as one of many factors to assist in determining base salary, annual incentive compensation and stock-based long-term equity awards. The peer group companies provide relevant comparisons based on their similarity to us in size and business operations. The 10 companies in our 2013 peer group are shown in the table below:

Allbritton Communications Company*	Lin Media LLC
Belo Corp *	Meredith Corp
Fisher Communications Inc *	Nexstar Broadcasting Group
Gannett Co	Scripps Networks Interactive
Gray Television Inc	Sinclair Broadcast GP

*During 2013, Belo was acquired by Gannett and Allbritton and Fisher were acquired by Sinclair

In addition to market data, the Committee considered factors such as individual performance, internal equity among executives, promotion potential and retention risk in determining total compensation for our NEOs.

Section III: Details and Analysis of the 2013 Executive Compensation Program

Salary

The Company believes individual performance has a significant impact on overall Company results. Therefore, the Company considers individual performance, along with the factors below, when determining salaries for its NEOs:

●     company performance;

●     management level and experience;

●     market salary data; and

●     internal pay equity.

During 2013, the Committee also took into account the Young merger, the resulting increase in responsibilities for some NEOs and the decision to enter into employment agreements with the NEOs. As a result, the Committee made mid-year salary adjustments for the NEOs, with the exception of Mr. Mahoney and Mrs. McDermott, as set forth below:

	2013	Salary		2014
Named Executive Officer	Base Salary (1)	11/2013 (2)	Increase %	Base Salary (3)	Increase %
George L. Mahoney	$625,000	$625,000	0.0%	$625,000	0.0%
James F. Woodward	400,000	500,000	25.0%	500,000	0.0%
Deborah A. McDermott	575,000	575,000	0.0%	575,000	0.0%
James R. Conschafter	415,000	450,000	8.4%	450,000	0.0%
John R. Cottingham	405,000	430,000	6.2%	430,000	0.0%

(1) Salaries in place as of January 1, 2013, for Messrs. Mahoney and Woodward and Mrs. McDermott; and as of May 1, 2013, for Messrs. Conschafter and Cottingham
(2) Salaries following the Young merger and the provision of new employment agreements
(3) Salaries in place as of January 1, 2014

As noted in the chart above, the Committee did not provide any salary increases for the NEOs for 2014 (following the increases that were put into effect at the closing of the Young merger).

Annual Incentives

The Committee established individual incentive award targets and financial performance goals with respect to fiscal year 2013 at the beginning of the year. Award targets for each NEO were based on a percentage of the individual’s salary at the rate in effect the beginning of 2013.  Cash awards are paid based on the accomplishment of the financial performance goals which, for 2013, consisted of consolidated BCF targets. BCF is a non-GAAP measure and is defined as operating income plus corporate and other expenses, merger-related expenses, depreciation and amortization, loss on disposal of property and equipment, net, and program license rights amortization less payments for program license rights. BCF is a common measure of profitability in the television broadcasting industry.

The scale below illustrates the relationship between BCF performance and target incentives earned by the legacy Media General NEOs, with interpolation within the established ranges:

BCF Attainment	Corporate Incentive Payout	Regional Incentive Payout
90% or Less	0%	0%
90% - 100%	75% - 100% of target	75% - 100% of target
100% - 110%	100% - 150% of target	100% - 130% of target
110% - 120%	150% - 200% of target	130% - 160% of target
120% and over	200% of target	160% - 250% of target

BCF for 2013 for the legacy Media General organization was 91.6% of target (actual BCF of $101.7 million vs. a target of $111 million), with some variation among the legacy Media General NEOs, particularly Messrs. Conschafter and Cottingham, whose annual incentive opportunity was split between achievement of corporate BCF objectives (20%) and regional BCF objectives (80%). This level of achievement translated to about a 79% of target payout for the Media General NEOs as a starting point for the final determination of the annual incentive outcomes. Messrs. Conschafter and Cottingham achieved 94.5% and 88.5%, respectively, of their regional BCF targets, which resulted in 86.3% and 0%, respectively, of their target annual incentive payouts for their regional objectives.

The annual incentive target for Mrs. McDermott was split between Young’s target consolidated BCF of approximately $73.6 million (75% of target annual incentive opportunity) and individual performance objectives (25% of annual incentive opportunity). Mrs. McDermott achieved 100% of target on both of these measures based on the achievement of Young’s consolidated BCF at 100% of target, with achievement of her individual objectives at the same level, based on the judgment of the Young Board of Directors.

These calculations are shown in the table below:

							Payout Based on BCF
			Target STI				Performance						Actual Payout
NEO	Salary (1)		% Salary		$s		%		$s		Adjustments		$	% Target
Mahoney	$625,000	X	75%	=	$468,750	X	79.0%	=	$370,500	+	$17,016	=	$387,516	82.7%
Woodward	412,500	X	45%	=	185,625	X	79%	=	146,718	+	6,738	=	153,456	82.7%
McDermott	575,000	X	130%	=	750,000	X	100.0%	=	750,000	+	(50,000)	=	700,000	93.3%
Conschafter	412,041	X	36%	=	148,335	X	84.8%	=	125,800	+	5,705	=	131,505	88.7%
Cottingham	398,125	X	36%	=	143,325	X	15.8%	=	22,657	+	1,040	=	23,697	16.5%

(1) Gross 2013 salary used to calculate annual incentive target.

The adjustments shown in the table above were based on the following criteria:

●

The adjustments for Messrs. Conschafter, Cottingham, Mahoney and Woodward are based on an add-back for lost BCF related to a blackout of retransmission to the DISH Network for a period of time in late 2013. The Board believed this was an appropriate adjustment to make given the circumstances of the negotiations with DISH Network and the outcome of those negotiations.

●

The adjustment for Mrs. McDermott represents an adjustment made to her annual incentive outcome to match the outcome of total incentive payments across the legacy Young organization with the annual incentive pool accrued by Young in the context of the merger and its related negotiations.

Long-Term Incentive Equity-Based Awards

Media General traditionally has used equity-based long-term incentives to reward sustained stock price growth and/or achievement of long-term earnings-per-share (EPS) growth targets. Awards were made in the form of stock options that vested over a three-year period and performance-accelerated restricted stock (PARS). PARS awards are subject to a ten-year vesting period, during which restrictions on sale apply, and that lapse if pre-established EPS growth targets are met. These targets are discussed below. The relative value of a given award at the end of a measurement period is heavily dependent on the growth in value of the common stock of the Company over the period during which vesting occurs. The vesting and ten-year transfer restrictions encourage NEOs to remain with the Company.

Similar to the Annual Incentive Plan, the target value of equity awards granted to each NEO was based on a percentage of the individual’s salary. The Committee also considered the number of shares available for grant when determining both the total number of awards and the allocation between PARS and stock options. Historically, the Committee has issued 40% of each NEOs annual target LTI value in the form of stock options and 60% of value in the form of PARS.

A general description of each long-term incentive award follows:

●

PARS: No PARS were granted in 2013. The Committee historically has issued PARS in even-numbered years to the extent sufficient shares were available, with the most recent grant awarded in 2012. The Committee does not anticipate granting additional PARS in 2014. Restrictions on PARS awards lapse in ten years but can lapse on an accelerated basis if any of the pre-established EPS growth targets are met. Compound EPS growth targets were established at the time of grant for three, five and seven years. At the discretion of the Committee, the calculation of EPS excludes the impact of certain accounting changes and certain gains or losses. A participating executive also must remain with the Company for the specified period of time. PARS awards entitle executives to receive dividends (if any) on the shares. The growth targets for early lapse of restrictions of the PARS grants currently outstanding are as follows:

Number of Years	Compound EPS Growth Target
3	15%
5	10%
7	7%

●

Stock Options: Historically, stock options have been granted annually and align executive rewards with increases in the Company’s stock price. Vesting of stock options granted to the NEOs generally occurs annually over a three-year period.

The table below shows the equity awards granted in 2013:

	2013 Equity Grant Value
Named Executive Officer	PARS	Options*	Number of Options
George L. Mahoney	$ —	$136,000	50,000
James F. Woodward	—	43,520	16,000
Deborah A. McDermott	N/A	N/A	N/A
James R. Conschafter	—	28,832	10,600
John R. Cottingham	—	27,472	10,100

*Option value indicates the accounting value associated with the grants awarded January 31, 2013, with an exercise price of $4.26 and a Black-Scholes accounting value of $2.72.

Our Committee is currently in the process of reevaluating the legacy Media General Long-Term Incentive Plan. All aspects of the Plan are under review, including participation, the forms of award (both the type of equity and the use of equity vs. cash), performance measures as well as the general necessity of the program going forward. The Committee anticipates coming to a decision during 2014 on the use of long-term incentives in the context of the combined company following the Young merger.

Deferred Stock Units and Transaction Bonuses

Media General awarded DSUs to each of the NEOs, with exception of the CEO (who had declined the same), as a one-time tool to foster retention during the period of uncertainty following the consummation of the Young merger. In addition, transaction bonuses in the amount of $75,000 were paid to Messrs. Conschafter and Cottingham following completion of the merger. DSUs were granted on November 12, 2013, and the number of units for each NEO was determined by dividing each NEO's base salary by Media General’s $9.76 share price at the time of the June 6, 2013, merger announcement. The DSUs vest 50% on November 12, 2014, and 50% on November 12, 2015. The DSUs will be settled in cash based upon the share price at the time of vesting.

Named Executive Officer	2013 DSU Grant Value	Number of Units
George L. Mahoney	$—	—
James F. Woodward	768,962	51,230
Deborah A. McDermott	884,299	58,914
James R. Conschafter	692,066	46,107
John R. Cottingham	661,296	44,057

*Units based on November 12, 2013 share price of $15.01

Timing of Equity-Based Compensation Awards

Equity-based awards are based on the closing price on the day of grant. Prior to 2014, the Company typically has granted equity-based awards on the same day the Company released fourth quarter and full-year earnings for the previous year.

Perquisites and Other Personal Benefits

The Company provides its NEOs with a limited number of perquisites and other personal benefits as described below:

●	The Company pays for the cost of certain club memberships primarily to facilitate business relationships.

●	Spouses may, on a limited basis, accompany the NEO when traveling to certain industry conferences and other business-related functions. Reasonable expenses related to such travel are reimbursed.

●

The Company offers tax preparation and financial planning services to its NEOs to reduce the amount of time and attention the officer must devote to such activities and to ensure the officer’s tax returns comply with IRS regulations. The services are taxable to the NEO, and the NEO pays the associated income taxes.

●

The Company does not provide most of its officers and other corporate level executives with company-provided automobiles or automobile allowances. However, certain NEOs (Messrs. Cottingham and Conschafter and Mrs. McDermott) are responsible for overseeing geographic regions and are eligible to receive Company owned automobiles or automobile allowances. These NEOs are not prohibited from using the automobiles for non-business purposes, but are responsible for paying any income taxes associated with such personal use.

●

The Company discontinued its annual physical examination reimbursement plan for senior management, including the NEOs, as of October 1, 2013. Under the plan, annual physical examination costs (and diagnostic tests) were reimbursed as part of the Company’s overall health benefit package for senior management.

●

Home security services are offered to Mr. Mahoney in order to provide mutual protection to Mr. Mahoney and the Company. The services are considered personal income for which he pays the associated income taxes.

●	The Company provides life insurance coverage to Messrs. Mahoney and Woodward beyond that offered to other Company employees. The Company pays the annual premium and related tax gross-ups.

The Committee expects to examine each of the above perquisites and benefits closely to ensure they are both necessary and pay-for-performance oriented as part of its in-depth review of executive compensation in 2014.

Pension and Other Retirement Benefits

Certain NEOs, including our CEO, participate in various qualified and non-qualified retirement plans. At one time, these plans were generally available to a broad range of employees, including NEOs. However, Media General has frozen its retirement programs and the Deferred Compensation plan. Each qualified and non-qualified plan is described more fully in the narrative discussion following the Pension and Non-qualified Deferred Compensation tables. The Company continues to sponsor a supplemental 401(k) plan.

Employment Arrangements, Severance and Change-in-Control Benefits

In 2013, the Company entered into employment agreements with each NEO. The employment agreements each provide for a three-year term (two years in the case of Messrs. Conschafter and Cottingham) commencing upon the closing of the Young merger. The agreements were entered into by the Company for the purpose of enhancing retention for the NEOs following the merger. The agreements do so in part by providing each NEO with post-termination severance and benefits upon certain termination scenarios. In the event the NEO is terminated by the Company, during the employment term other than for cause or disability, or by the executive for good reason, which we refer to as a “qualifying termination,” the executive will be entitled to payment of:

●	1.5 times (2 times for Mr. Mahoney) the sum of (x) base salary at the rate in effect prior to termination plus (y) the target annual incentive opportunity for the year of such termination;

●	continuation of medical, dental, disability and life insurance benefits for 12 months following the termination date; and

●	accelerated vesting of any equity or equity-based compensation held by the executive as of the termination date.

In the event a qualifying termination occurs during the employment term following a change in control (as defined in the employment agreement), the NEO will be entitled to the payments and benefits as provided in the event of a qualifying termination, except that the multiple used in calculating the severance payment will be 2 times (3 times, for Mr. Mahoney).

Certain termination events will trigger post-employment payments and benefits for the NEOs. These are discussed in further detail in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Stock Ownership Guidelines

The Company strongly encourages select executives (including its NEOs) to retain at least 50% of remaining shares upon exercise of stock options or upon the release of restrictions on PARS, after shares have been sold to cover the cost of exercise and any taxes due. While the Company continues to believe stock ownership aligns its NEOs’ interest with those of its Stockholders and signals continued commitment to the Company, the Company believes it appropriate to allow all employees to fully benefit from a recovery of its stock price.  Therefore, the Company waived this stock ownership guideline for exercises of stock options granted prior to 2010.  The Company does not anticipate waiving the guideline for subsequent grants of equity awards.

Impact of Tax Consideration on Compensation

Section 162(m) of the Internal Revenue Code (Code) limits the Company’s deduction for compensation paid to the NEOs (with the exception of the CFO) named in the Summary Compensation Table to $1 million during the tax year, subject to certain permitted exceptions. The Company intends to structure its compensation arrangements in a manner that would comply with Section 162(m). Although the Committee plans to evaluate and limit the impact of Section 162(m), it believes the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, if it is deemed necessary and in the best interests of the Company to attract and retain executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to NEOs which exceeds the limits of deductibility. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m) of the Code.

Report of the Committee

The Committee has reviewed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with the management of the Company, and the Committee has recommended that the CD&A be included in this Proxy Statement and filed with the Securities and Exchange Commission.

The Compensation Committee

Coleman Wortham III, Chairman

H.C. Charles Diao

Soohyung Kim

Wyndham Robertson

Howard L. Schrott

Kevin T. Shea

Rodney A. Smolla

The following table sets forth total compensation for 2013, 2012 and 2011 for the Company’s President and Chief Executive Officer, its Senior Vice President, Finance and Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2013. Please note, as described in the footnotes below, that total compensation includes equity-based compensation (i.e., stock awards and option awards) and certain compensation paid in-kind (e.g., certain perquisites). Therefore, total compensation reflected below includes both cash and non-cash compensation attributable to the NEO during the year.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)	Option Awards (Stock Options) (4)	Non-Equity Incentive Plan Compensation (Annual Incentive Plan) (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
George L. Mahoney,	2013	$625,000	$—	$—	$136,000	$387,516	$—	$101,780	$1,250,296
President and	2012	565,000	—	134,958	48,327	324,358	800,565	106,216	1,979,424
Chief Executive Officer	2011	498,965	—	—	31,992	—	595,392	74,096	1,200,445
James F. Woodward,	2013	414,039	—	768,962	43,520	153,456	—	58,762	1,438,739
Senior Vice President,	2012	345,000	—	82,668	29,637	219,500	119,218	53,214	849,237
Finance and Chief	2011	290,481	—	—	12,642	—	79,412	55,418	437,953
Financial Officer
Deborah A. McDermott	2013 (1)	78,767	—	884,299	—	700,000	—	1,397	1,664,463
Senior Vice President,
Broadcast Markets
(Former President and
CEO of Young)
James R. Conschafter,	2013	412,580	75,000	692,066	28,832	131,505	—	24,742	1,364,725
Vice President,	2012	381,333	—	59,760	21,360	187,838	95,738	25,218	771,247
Broadcast Markets	2011	351,481	—	—	15,738	—	71,922	24,006	463,147
John R. Cottingham,	2013	398,510	75,000	661,296	27,472	23,697	—	20,766	1,206,741
Vice President,	2012	354,583	—	54,780	19,491	158,829	55,756	27,064	670,503
Broadcast Markets	2011	320,385	—	—	14,448	—	42,771	22,872	400,476

(1)	Compensation for Mrs. McDermott is limited to amounts earned or awarded on or after the closing of the merger transaction on November 12, 2013.
(2)

Pursuant to their respective employment agreements, Messrs. Conschafter and Cottingham each received a transaction bonus in the amount of $75,000, which was paid following closing of the merger transaction.

(3)	Stock awards represent the grant date fair value of deferred stock units awarded. The grant date fair value of deferred stock units is equal to the closing stock price on November 12, 2013.
(4)	Option awards represent the grant date fair value of stock options. Refer to the table below for assumptions used in valuing stock options.

Risk-free interest rate	1.30%
Dividend yield	0.00%
Volatility factor	70.00%
Expected life (years)	6.5
Exercise price	$4.26
Grant date fair value	$2.72

(5)

Amounts represent March 2014 payments under the Annual Incentive Plan that were paid because 2013 performance targets were attained (refer to the Grants of Plan-Based Awards Table for further discussion).

(6)

The components of this column for 2013 are set forth in the table below. Because the aggregate change in accumulated benefits for each Legacy Media General NEO is negative, the amount reported in the Summary Compensation Table is $0. The present value of accumulated benefits decreased in 2013 due primarily to a 90 basis point increase in the discount rate applied.

Name	Change in Present Value of Accumulated Benefits under Retirement Plan	Change in Present Value of Accumulated Benefits under Supplemental Retirement Plan	Change in Present Value of Accumulated Benefits under ERISA Excess Plan	Total
George L. Mahoney	$(16,360)	$(195,144)	$—	$(211,504)
James F. Woodward	(52,156)	—	(944)	(53,100)
James R. Conschafter	(10,599)	—	(10,929)	(21,528)
John R. Cottingham	(4,917)	—	(4,865)	(9,782)

Mrs. McDermott does not participate in a pension plan.

(7)	The amounts disclosed under this column for the most recent fiscal year (2013) consist of the following:

Name	Annual Company Contributions to Vested and Unvested Defined Contribution Plans	Dollar Value of Insurance Premiums Paid by the Company With Respect to Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Tax Gross Up Associated with Variable Universal Life Insurance for the Benefit of the Named Executive Officer	Perquisites	Total
George L. Mahoney	$17,500	$44,997	$39,283	$—	$101,780
James F. Woodward	8,000	27,102	23,660	—	58,762
Deborah A. McDermott	1,397	—	—	—	1,397
James R. Conschafter	12,600	—	—	12,142	24,742
John R. Cottingham	10,100	—	—	10,666	20,766

Perquisites for Messrs. Mahoney and Woodward and Mrs. McDermott were less than $10,000 in aggregate and thus are excluded from total compensation. Perquisites include the incremental cost to the Company, for Messrs. Conschafter and Cottingham, of certain tax preparation and financial planning services and personal usage of Company-owned automobiles.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of annual incentive awards, stock options and deferred stock units for 2013 for each NEO.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive Plan)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	of Stock or Units (#)	Underlying Options (#)	of Option Awards ($/sh)	Option Awards ($)
George L. Mahoney	1/31/2013	$351,563	$468,750	$937,500
	1/31/2013					50,000	$4.26	$136,000
James F. Woodward	1/31/2013	139,219	185,625	371,250
	1/31/2013					16,000	4.26	43,520
	11/12/2013				51,230			768,962
Deborah A. McDermott	(1)	(1)	750,000	(1)
	11/12/2013				58,914			884,299
James R. Conschafter	1/31/2013	111,251	148,335	356,004
	1/31/2013					10,600	4.26	28,832
	11/12/2013				46,107			692,066
John R. Cottingham	1/31/2013	107,494	143,325	343,980
	1/31/2013					10,100	4.26	27,472
	11/12/2013				44,057			661,296

(1)

Mrs. McDermott participated in Young’s annual incentive plan. The target annual incentive opportunity was based 75% on Young’s financial performance and 25% on individual performance objectives as determined by Young’s Board of Directors.

Annual Incentive Plan Awards

Annual incentive payouts for legacy Media General NEOs were based on performance goals established by the Compensation Committee in January 2013 with a minimum attainment of at least 90% of the performance goal (the Threshold) to trigger any payout and a maximum possible payout at 150% of the performance goal. At its January 2014 meeting, the Compensation Committee made a final determination of annual incentive payouts as shown in the Summary Compensation Table.

Executive officers who terminate employment, or who are terminated by the Company prior to the end of the fiscal year, are not eligible to receive an annual incentive payout for that fiscal year. However, executive officers who retire and are at least 55 years of age, with five years of service, typically are eligible to receive a prorated annual incentive payout based on the full year’s actual attained results; the same provision is applicable in the event of death or disability.

Deferred Stock Unit Awards

All Other Stock Awards set forth in the Grants of Plan-Based Awards Table represent grants of deferred stock units (DSU) to NEOs. As described previously, the Company entered into employment agreements with its NEOs, which became effective on the closing of the Young merger. The employment agreements entitled each named executive officer (except Mr. Mahoney) to a grant of deferred stock units (the number of which was determined by dividing the officer’s base salary by the closing per share price ($9.76) on the date of the public announcement of the transaction, June 6, 2013).   One half of such units will vest on each of the first and second anniversary of the closing date of the merger. Officers must be employed through each applicable vesting date in order to receive a cash payment in settlement of the deferred stock units.

Stock Option Awards

All Other Option Awards represent the number of options of Voting Common Stock granted under the Long-Term Incentive Plan. Vesting generally occurs annually over a three-year period. Options granted in 2013 vest immediately upon death, disability, or retirement after age 63 with 10 years of service (provided that the grantee was employed on December 31, 2013). Upon termination of employment, the employee has up to 12 months thereafter to exercise a vested option. If not exercised earlier, the options expire 10 years after the grant date.

The exercise price of an option represents the closing price of Voting Common Stock on the date of grant. The grant date typically occurs on the day of the Compensation Committee and Board of Director meetings which are historically scheduled on the day the Company issues its fourth-quarter and full-year earnings release.

Employment Agreements

Each of the Company’s NEOs is party to an employment agreement with the Company. The employment agreements each provide for a three-year term (two-year term for each of Messrs. Conschafter and Cottingham) which commenced upon the closing of the merger transaction. Under the employment agreements, Messrs. Conschafter, Cottingham, Mahoney and Woodward are entitled to annual base salary in the amount of $450,000, $430,000, $625,000 and $500,000, respectively, and Mrs. McDermott is entitled to an annual base salary in the amount of $575,000. The employment agreements also provide that the NEOs are eligible to earn a target annual bonus (as a percentage of base salary) equal to the following: (i) 75% of base salary for Mr. Mahoney, (ii) 45% of base salary for each of Mrs. McDermott and Mr. Woodward, and (iii) 36% of base salary for each of Messrs. Conschafter and Cottingham. Each of the NEOs is entitled to participate in employee benefit plans and programs of the Company on the same basis as other senior executives, and certain other additional benefits. These additional benefits include, for Mr. Mahoney, company-paid club membership and company-paid home security services, for Mr. Woodward, a company-paid club membership, and for Messrs. Conschafter and Cottingham, participation in the combined company’s automobile program. As described above, the employment agreements also entitled each of the NEOs (other than Mr. Mahoney) to a grant of DSUs.

The employment agreements provide the NEOs with severance payments and benefits upon certain terminations of employment of the NEOs, as described in further detail under “Potential Payments upon Termination or Change in Control.” The employment agreements also provide that following the termination of the NEO’s employment for any reason during the employment term, he or she will be bound by noncompetition and nonsolicitation covenants for a period of 12 months following such termination.

Outstanding Equity Awards Table

The following table provides a detail of outstanding stock options, PARS and DSU for each NEO as of December 31, 2013.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock that Have Not Vested as of 12/31/13 ($)
George L. Mahoney		1/28/2004	5,700	—	$63.2300	1/28/2014
		1/27/2005	7,300	—	63.1800	1/27/2015
	(PARS)	1/27/2005					9,100	$205,660
		1/26/2006	12,100	—	49.6600	1/26/2016
		1/29/2008	9,200	—	20.3000	1/29/2018
	(PARS)	1/29/2008					18,500	418,100
		1/28/2010	10,700	—	8.9000	1/28/2020
	(PARS)	1/28/2010					16,300	368,380
		1/27/2011	8,267	4,133	5.2000	1/27/2021
		1/26/2012	6,034	12,066	4.9800	1/26/2022
	(PARS)	1/26/2012					27,100	612,460
		1/31/2013	—	50,000	4.2600	1/31/2023
James F. Woodward		1/28/2004	2,400	—	$63.2300	1/28/2014
		1/27/2005	2,800	—	63.1800	1/27/2015
		1/26/2006	5,100	—	49.6600	1/26/2016
		1/29/2008	2,400	—	20.3000	1/29/2018
	(PARS)	1/29/2008					4,800	$108,480
		1/29/2009	5,000	—	2.1600	1/29/2019
		1/28/2010	5,000	—	8.9000	1/28/2020
	(PARS)	1/28/2010					7,600	171,760
		1/27/2011	3,267	1,633	5.2000	1/27/2021
		1/26/2012	3,700	7,400	4.9800	1/26/2022
	(PARS)	1/26/2012					16,600	375,160
		1/31/2013	—	16,000	4.2600	1/31/2023
	(DSU)	11/12/2013					51,230	1,157,798
Deborah A. McDermott	(DSU)	11/12/2013					58,914	$1,331,456
James R. Conschafter		1/28/2004	7,000	—	$63.2300	1/28/2014
		1/27/2005	8,500	—	63.1800	1/27/2015
		1/26/2006	12,400	—	49.6600	1/26/2016
		1/29/2008	18,500	—	20.3000	1/29/2018
		1/29/2009	12,333	—	2.1600	1/29/2019
		1/28/2010	5,500	—	8.9000	1/28/2020
	(PARS)	1/28/2010					8,400	$189,840
		1/27/2011	4,067	2,033	5.2000	1/27/2021
		1/26/2012	2,667	5,333	4.9800	1/26/2022
	(PARS)	1/26/2012					12,000	271,200
		1/31/2013	—	10,600	4.2600	1/31/2023
	(DSU)	11/12/2013					46,107	1,042,018
John R. Cottingham		1/28/2004	5,500	—	$63.2300	1/28/2014
		1/27/2005	6,800	—	63.1800	1/27/2015
		1/26/2006	11,100	—	49.6600	1/26/2016
		1/29/2008	18,000	—	20.3000	1/29/2018
		1/29/2009	6,000	—	2.1600	1/29/2019
		1/28/2010	5,500	—	8.9000	1/28/2020
		1/27/2011	3,733	1,867	5.2000	1/27/2021
	(PARS)	1/28/2010					5,110	$115,486
		1/26/2012	2,434	4,866	4.9800	1/26/2022
	(PARS)	1/26/2012					8,892	200,959
		1/31/2013	—	10,100	4.2600	1/31/2023
	(DSU)	11/12/2013					44,057	995,688
(1)

The remaining unexercisable options awarded on 1/27/11 vested on 1/27/14; the unexercisable options awarded on 1/26/12 vest evenly on 1/26/14 and 1/26/15. One-third of the options awarded on 1/31/2013 vested on 1/31/14, one-third vest on 1/31/15, and one-third vest on 1/31/16.

(2)

Restrictions on PARS awards granted on January 27, 2005 automatically lapse on January 27, 2015; restrictions on PARS awards granted on January 29, 2008 automatically lapse on January 29, 2018; restrictions on PARS awards granted on January 28, 2010 automatically lapse on January 28, 2020; and restrictions on PARS awards granted on January 26, 2012 automatically lapse on January 26, 2022, unless performance exceeds pre-set targets. PARS are typically awarded biennially and vest at the end of a 10-year period after grant. If certain pre-established earnings per share targets are achieved, vesting may accelerate to either a three, five or seven year period. PARS recipients are entitled to all the ownership rights of other Voting Stockholders including dividends. However, PARS cannot be sold or traded, and the ownership reverts to the Company upon termination of employment. Upon death, disability, or retirement after attaining age 63, executive officers vest in a pro rata portion of the shares awarded (which assumes ratable vesting over a 10-year period).

(3)

One-half of the DSUs vest on November 12, 2014 and one-half vest on November 12, 2015, subject to the continued employment of the NEOs. The vested stock units will be settled within thirty days following each anniversary date and entitle the NEO to a cash payment equal to the closing price per share on the date of vesting.

Option Exercises and Stock Vested Table

The following table provides information with respect to stock options exercised and restrictions released on PARS during the fiscal year 2013.

	Stock Options		Stock Awards
	Number of Shares	Value	Number of Shares	Value
Name	Acquired on Exercise (#)	Realized on Exercise ($)	Acquired on Vesting (#)	Realized on Vesting ($)
George L. Mahoney	—	$—	7,500	$31,050
John R. Cottingham	6,000	48,691	5,398	117,299

Restrictions on Mr. Mahoney’s January 29, 2003 PARS lapsed on January 29, 2013. The number of shares acquired on vesting for Mr. Cottingham represent PARS that become vested upon Mr. Cottingham's attainment of retirement eligibility. A portion of the shares underlying the PARS were withheld to satisfy applicable annual federal and state income and employment tax withholding requirements. The transfer restrictions continue on the remaining PARS.

Pension Benefits Table

The following table provides information regarding estimated pension benefits for the NEOs as of and for the year ended December 31, 2013. For purposes of calculating the present value of accumulated benefits in the table below, the normal retirement age (the age at which the participant is eligible for unreduced benefits) is age 65 for the Media General Advantage Retirement and ERISA Excess plans and age 63 for the Supplemental Retirement Plan. All of the foregoing plans have been fully frozen as explained below. Reference is made to Note 10 of Item 8 of the 2013 Form 10-K, which is incorporated herein by reference, for assumptions made in valuing the pension benefits below. Mrs. McDermott does not participate in a pension plan.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George L. Mahoney	Media General Advantage Retirement Plan	14	$400,166	$—
	Supplemental Retirement Plan	15	4,221,389	—
James F. Woodward	Media General Advantage Retirement Plan	23	461,789	—
	ERISA Excess Plan	23	8,356	—
James R. Conschafter	Media General Advantage Retirement Plan	9	279,709	—
	ERISA Excess Plan	9	288,410	—
John R. Cottingham	Media General Advantage Retirement Plan	6	178,902	—
	ERISA Excess Plan	6	177,010	—

(1)     Years of credited plan service under the Media General Advantage Retirement and ERISA Excess plans reflect the officer’s years of service through December 31, 2006. The maximum number of years of credited plan service under the Supplemental Retirement Plan is 15 years. Years began to be counted following admission to the Supplemental Retirement Plan and accrued through January 31, 2010.

Media General Advantage Retirement Plan

The Media General Advantage Retirement Plan is a funded, qualified non-contributory defined benefit plan which covers substantially all full time employees hired before January 1, 2007. Employees become fully vested in plan benefits upon the earlier of completing five years of service or reaching age 65. Plan benefits begin either upon normal or late retirement after age 65 or upon early retirement after age 55 with at least ten years of service.

Each employee’s retirement benefit is based on a formula that uses average monthly compensation (salary and non-equity incentive awards), Social Security wages, and years of benefit service as its key inputs. Additional years of service are not granted under the plan. This aspect of the plan was frozen, effective December 31, 2006, and participants received years of service credit through that date or their date of termination, if earlier. The total amount of compensation to be factored into the benefit payment is subject to a federal limit. Due to an April 2009 plan amendment, compensation earned after May 31, 2009, does not increase accrued benefits, and the plan became fully frozen at that time.

Messrs. Conschafter, Cottingham and Mahoney are eligible to receive retirement benefits if they elect to retire early. Benefits for any employee who elects early retirement are calculated in a manner similar to that described above; however, the amount of benefit is reduced by a formula based on retirement age.

Married participants are paid a joint and 100% survivor annuity, with the accrued benefit paid monthly over the life of the retiree. Upon the retiree’s death, 100% of this benefit is paid monthly to the surviving spouse. Participants alternatively may elect a life-only annuity payment, fixed payments for life plus 10 years, leveling payments (which consider the effects of Social Security payments), a joint and 50% survivor annuity, a joint and 66.67% survivor annuity or, for total retirement benefit amounts under $10,000, a lump-sum payment.

ERISA Excess Plan

The ERISA Excess Benefit Plan (ERISA Excess) is an unfunded, non-qualified, non-contributory defined benefit plan which operates in substantially the same manner as the qualified plan described above, however, retirement benefits are not subject to the federal limit. ERISA Excess plan amendments coincided with amendments to the qualified plan. Consequently, the ERISA Excess Plan was fully frozen in 2009.

Supplemental Retirement Plan

The Supplemental Retirement Plan (SERP) is an unfunded, non-qualified, non-contributory defined benefit plan which provides selected employees with the opportunity to receive a retirement benefit that exceeds the limitations of the qualified defined benefit plan along with certain additional benefits. SERP participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of plan service and are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. The Company amended the plan twice during 2009. As a result, retirement benefits are based on final average earnings as of May 31, 2009 and service provided after January 31, 2010 does not increase the retirement benefit. Mr. Mahoney is eligible to receive reduced early retirement benefits upon retirement.

The SERP benefit is based on a formula that uses as its key inputs, average annual compensation (salary and non-equity incentive awards) for the five calendar years during which compensation was highest together with years of plan service. As stated above, compensation earned after May 31, 2009, does not increase accrued benefits. The minimum possible benefit for participants age 55 with one year of plan service is 2.5% of average annual compensation. Plan participants age 63 with 15 years of plan service receive a maximum combined benefit under the SERP and qualified pension plan equal to 55% of the participant’s average annual compensation.

If a plan participant becomes disabled and is unable to return to work for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit. The benefit is determined as the excess of the employee’s base salary and incentive award as of May 31, 2009 (adjusted for Social Security benefits) over any other compensation, including self-employment income, received by the employee.

After retirement, SERP participants are prohibited from engaging in any business that is in competition with the Company’s business, without the written consent of the Company. Accrued benefits for participants who violate this non-compete clause are subject to forfeiture.

Upon retirement, married participants receive an annuity benefit whereby the accrued benefit is paid monthly over the lifetime of the employee. Upon death, the plan participant’s spouse continues to receive a lower monthly benefit. Participants may also irrevocably elect to receive a reduced benefit in exchange for at least 120 monthly benefit payments to the employee and spouse. The present value of an unmarried participant’s death benefit is payable in a lump-sum to the participant’s estate if he or she was an employee at the time of death.

Non-Qualified Deferred Compensation Table

The following table summarizes, for the named executive officers, the activity during the last fiscal year related to the Company’s non-qualified deferred compensation plans. Mrs. McDermott did not participate in a non-qualified deferred compensation plan in 2013.

Name	Plan Name	Executive Contributions in last FY ($) (1)	Registrant Contributions in last FY ($) (1)	Aggregate Earnings in last FY ($) (2)	Aggregate Withdrawals/ Distributions in last FY ($)	Aggregate Balance at last FYE ($) (3)
George L. Mahoney	Supplemental 401(k) Plan	$12,400	$12,400	$380,761	$—	$492,047
James F. Woodward	Supplemental 401(k) Plan	2,900	2,900	34,442	—	46,598
James R. Conschafter	Deferred Compensation Plan	—	—	22,592	—	422,121
	Supplemental 401(k) Plan	7,500	7,500	55,327	—	123,590
John R. Cottingham	Supplemental 401(k) Plan	5,000	5,000	72,258	—	146,797

(1)

Amounts reported as executive contributions are included in the salary column of the Summary Compensation Table for each executive. Amounts reported as registrant contributions are included in the all other compensation column of the Summary Compensation Table for each executive.

(2)

Aggregate earnings represent interest and dividends earned as well as unrealized gains and losses on participant investments. As indicated in the description of the Supplemental 401(K) Plan that follows, the Media General stock fund had a return of 426% during 2013.

(3)	The aggregate balance includes amounts previously reported in the Summary Compensation Table for each NEO as follows:

Name	Plan Name	Amounts Included in 2012 Total Compensation	Amounts Included in 2011 Total Compensation
George L. Mahoney	Supplemental 401(k) Plan	$—	$10,800
James F. Woodward	Supplemental 401(k) Plan	3,600	2,000
James R. Conschafter	Supplemental 401(k) Plan	5,460	5,560
John R. Cottingham	Supplemental 401(k) Plan	9,300	8,700

Deferred Compensation Plan

Generally, participants in the Deferred Compensation Plan are employees who earned amounts over certain qualified plan limits. Prior to the plan being frozen on January 1, 2012, participants were able to elect to defer, on a pre-tax basis, up to 80% of their annual salary and up to 100% of their non-equity incentive awards and earn a tax-deferred return on these amounts. Elections to defer salary and non-equity incentive awards were required to have been made in the year prior to the year the compensation was earned.

Plan participants can select from a combination of seven “phantom” equity and bond funds. Unlike a 401(k) plan, the obligation resides with the Company and earnings are credited to each participant’s account based on hypothetical rather than actual investment activity. Prior to 1999, participants had the option to participate in a variable interest account, which earned income based on the same interest rate applicable to the Company’s long-term borrowings. Some participants continue to maintain a portion of their balance in this account. Investment choices can be changed at any time; however, no amounts can be transferred into the variable interest account. The Plan’s funds had returns ranging from approximately (1.81)% to 38.64% during 2013.

The allowable methods of distribution, which must have been elected prior to or at the time of the deferral, are summarized below:

●

Retirement or death after retirement – participants can elect to receive a lump sum or annual payments of up to 20 years upon attaining the age of early retirement (defined in this plan as at least age 55 with 5 years of service). In case of death, the designated beneficiary will receive any remaining annual payments.

●	Termination of employment, disability, or death prior to retirement – amounts will be paid to the participant or designated beneficiary in a lump sum or in annual payments of up to 10 years.

●	Interim distributions – participants who are actively employed and who have fulfilled the three-year waiting period can receive all or a portion of one year’s deferral plus accrued earnings.

Supplemental 401(k) Plan

The Supplemental 401(k) Plan is a non-qualified plan which permits certain executives to defer amounts that are above the federal 401(k) limit and obtain Company matching funds and earnings on those deferrals. The maximum annual amount that can be deferred into the supplemental plan is indexed to the federal maximum defined contribution level ($51,000 in 2013). Prior to 2008, all participant account balances were invested in Media General Class A Stock held by a third-party trust. Beginning in 2008, participants over age 55 had the option to invest in a range of equity and bond funds in addition to Company stock. The Plan’s funds reflect returns ranging from (9.05)% to 426% during 2013.

Prior to April 2009, the employer matching contribution was equal to the lesser of: a) 100% of the participant’s contribution or b) 5% of the participant’s salary, non-equity incentive plan awards, and flexible credits (used for purposes of maintaining healthcare insurance and other benefits offered to all employees), minus the government’s qualified contribution earnings limit ($255,000 in 2013). The Company suspended the match on the Supplemental 401(k) Plan effective April 1, 2009; however, effective January 1, 2011, the Company reinstated the match up to a maximum of 2% of an eligible and participating employee’s salary.

Effective January 1, 2014, eligible and participating employees can receive a company match of up to 4% of their compensation as defined by the plans. Participants will receive a dollar-for-dollar matching contribution for the first 3% of compensation contributed and 50 cents on the dollar at the 4% and 5% levels. Participants are permitted to contribute up to a maximum of 50% of their annual base salary in any plan year.

Upon termination of employment for any reason, the participant (or beneficiary) receives a cash distribution. Participants are able to select the timing of payment (minimum of 6 months after separation and a maximum of 10 years after separation) provided the election was made at the time of deferral or prior to December 31, 2008, for amounts previously deferred. Participants cannot receive any distributions (including loans) while actively employed.

Potential Payments Upon Termination or Change-in-Control

During 2013, the Company entered into employment agreements with its NEOs which became effective upon closing of the merger transaction. As described above, the employment agreements provide for a two-year term for Messrs. Conschafter and Cottingham and a three-year term for Messrs. Mahoney and Woodward and Mrs. McDermott commencing upon the closing of the transaction. In the event the NEO is terminated during the employment term by the Company other than for cause or disability, or by the officer for good reason, referred to as a “qualifying termination,” the officer will be entitled to payment of:

●

1.5 times (2 times for Mr. Mahoney) the sum of his or her base salary at the rate in effect immediately prior to termination plus the target annual incentive opportunity for the year of such termination, referred to as the “severance payment;”

●	Continuation of medical, dental, disability, and life insurance benefits for 12 months following the termination date; and

●	Accelerated vesting of any equity or equity-based compensation held by the officer as of the termination date.

In the event a qualifying termination occurs during the employment term following a change in control (as such term is defined in the employment agreements), the officer is entitled to the payments and benefits as provided in the event of a qualifying termination, except the multiple in calculating the severance payment will be 2 times (3 times for Mr. Mahoney). The severance cash amounts are reflected in the employment agreement payments and benefits table below.

The employment agreements also provide that following the termination of the officer’s employment for any reason during the employment term, he or she will be bound by non-compete and nonsolicitation covenants for a period of 12 months following such termination.

Payments Associated with a Qualifying Termination in the Absence of a Change in Control

The table below sets forth an estimate of the total payments and benefits the NEOs are entitled to receive, assuming the NEO's qualifying termination occurred on December 31, 2013 in the absence of a change in control.

Name	Cash (1)	Acceleration of Vesting of PARS (2)	Acceleration of Vesting of Stock Options (3)	Life Insurance Premiums and Associated Tax Gross Up (4)	Benefits (5)	Total
George L. Mahoney	$2,187,500	$692,419	$1,201,517	$84,000	$12,000	$4,177,436
James F. Woodward	1,087,500	203,355	452,242	—	12,000	1,755,097
Deborah A. McDermott	1,250,625	—	—	—	12,000	1,262,625
James R. Conschafter	918,000	126,334	323,746	—	12,000	1,380,080
John R. Cottingham	877,200	—	303,459	—	12,000	1,192,659

(1)

This cash amount represents the severance payment the executive would be entitled to receive upon a qualifying termination. Mr. Mahoney would be entitled to 2 times his base salary, $1,250,000 and 2 times his target annual incentive opportunity, $937,500; Mr. Woodward would be entitled to 1.5 times his base salary, $750,000 and 1.5 times his target annual incentive opportunity, $337,500; Mrs. McDermott would be entitled to 1.5 times her base salary, $862,500 and 1.5 times her target annual incentive award, $388,125; Mr. Conschafter would be entitled to 1.5 times his base salary, $675,000 and 1.5 times his target annual incentive opportunity, $243,000; and Mr. Cottingham would be entitled to 1.5 times his base salary, $645,000 and 1.5 times his target annual incentive opportunity, $232,200.

(2)

If a qualifying termination had occurred as of December 31, 2013, Mr. Mahoney would have immediately vested in 30,638 PARS; Mr. Woodward would have immediately vested in 8,998 PARS; and Mr. Conschafter would have immediately vested in 5,590 PARS. The value above represents the number of shares that would have vested multiplied by the closing stock price on December 31, 2013.

(3)

If a qualifying termination had occurred as of December 31, 2013, Mr. Mahoney would have immediately vested in 66,199 stock options; Mr. Woodward would have immediately vested in 25,033 stock options; Mr. Conschafter would have immediately vested in 17,966 stock options; and Mr. Cottingham would have immediately vested in 16,833 stock options. The value above represents the intrinsic value of these stock options as of December 31, 2013.

(4)

The Company currently pays life insurance premiums and related tax gross-up of approximately $84,000 per year on Mr. Mahoney’s behalf. Upon retirement, the Company would continue to pay the premiums and related tax gross-up due (if any) until age 65. Mr. Woodward also has a life insurance policy, but he will not be vested until age 55.

(5)

The benefits represent the estimated value of the continuation on the same terms of the medical, dental, disability, and life insurance benefits for the NEOs for a period of 12 months following employment.

Payments Associated with a Qualifying Termination Associated with a Change in Control or a Change in Control Termination

The table below sets forth an estimate of the total payments and benefits the NEOs are entitled to receive, assuming a change in control occurred on December 31, 2013, and the NEO experiences a qualifying termination on that date. All payments set forth below are considered double-trigger benefits, meaning that such payments or benefits would be made upon the NEO's qualifying termination of employment following a change in control.

Name	Cash (1)	Acceleration of Vesting of PARS (2)	Acceleration of Vesting of Stock Options (3)	Life Insurance Premiums and Associated Tax Gross Up (4)	Benefits (5)	Total
George L. Mahoney	$3,281,250	$692,419	$1,201,517	$84,000	$12,000	$5,271,186
James F. Woodward	1,450,000	203,355	452,242	—	12,000	2,117,597
Deborah A. McDermott	1,667,500	—	—	—	12,000	1,679,500
James R. Conschafter	1,224,000	126,334	323,746	—	12,000	1,686,080
John R. Cottingham	1,169,600	—	303,459	—	12,000	1,485,059

(1)

This cash amount represents the severance payment the executive would be entitled to receive upon a qualifying termination following a change in control. Mr. Mahoney would be entitled to 3 times his base salary, $1,875,000 and 3 times his target annual incentive opportunity, $1,406,250; Mr. Woodward would be entitled to 2 times his base salary, $1,000,000 and 2 times his target annual incentive opportunity, $450,000; Ms. McDermott would be entitled to 2 times her base salary, $1,150,000 and 2 times her target annual incentive opportunity, $517,500; Mr. Conschafter would be entitled to 2 times his base salary, $900,000 and 2 times his target annual incentive opportunity, $324,000; and Mr. Cottingham would be entitled to 2 times his base salary, $860,000 and 2 times his target annual incentive opportunity, $309,600.

(2)

If a qualifying termination following a change in control had occurred as of December 31, 2013, Mr. Mahoney would have immediately vested in 30,638 PARS; Mr. Woodward would have immediately vested in 8,998 PARS; and Mr. Conschafter would have immediately vested in 5,590 PARS. The value above represents the number of shares that would have vested multiplied by the closing stock price on December 31, 2013.

(3)

If a qualifying termination following a change in control had occurred as of December 31, 2013, Mr. Mahoney would have immediately vested in 66,199 stock options; Mr. Woodward would have immediately vested in 25,033 stock options; Mr. Conschafter would have immediately vested in 17,966 stock options; and Mr. Cottingham would have immediately vested in 16,833 stock options. The value above represents the intrinsic value of these stock options as of December 31, 2013.

(4)

The Company currently pays life insurance premiums and related tax gross-up of approximately $84,000 per year on Mr. Mahoney’s behalf. Upon retirement following a change in control, the Company would continue to pay the premiums and related tax gross-up due (if any) until age 65. Mr. Woodward also has a life insurance policy, but he will not be vested until age 55.

(5)

The benefits represents the estimated value of the continuation on the same terms of the medical, dental, disability, and life insurance benefits for the NEOs for a period of 12 months following employment.

As summarized in the table below, the Company maintains certain plans that require the Company to provide compensation to NEOs of the Company in the event of retirement, death or disability; the provisions generally apply to all participants of a particular plan equally. The accompanying table excludes plans that are available generally to all salaried employees. As the NEOs are vested in their account balances under the previously described Deferred Compensation and Supplemental 401(k) plans, reference to those plans is also excluded.

Executive Benefits and Payments Upon Specified Triggering Event	Retirement	Disability	Death
Compensation:
Performance-Accelerated Restricted Shares (PARS)	Upon retirement after age 63, a pro rata portion of the restricted shares becomes vested (which assumes ratable vesting over a 10 year period).	Upon disability, a pro rata portion of the restricted shares becomes vested.	Upon death, a pro rata portion of the restricted shares becomes vested.
Stock Options	Options become fully vested after age 63 with 10 years of service, provided the individual is employed on December 31 of the year of grant.	Upon disability, all options become fully vested.	Upon death, all options become fully vested.
Annual Incentive Plan	Employees who retire (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.	Employees who become disabled (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.	Upon death, employees (age 55 or older with at least 5 years of service) are typically eligible to receive a prorated incentive award based on the full year's actual attained results.
Benefits and Perquisites:
Supplemental Retirement Plan (SERP)

SERP participants are eligible to receive an unreduced retirement benefit upon reaching age 63 with 15 years of plan service. Participants are eligible to receive an early retirement benefit upon reaching age 55 with one year of service. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.

If a SERP participant becomes disabled for an indefinite period of time, the participant becomes eligible to receive a supplemental benefit which effectively maintains their current compensation as of May 31, 2009 (salary and non-equity incentive award) during the period of disability.

A participant’s spouse receives 80 percent of the amount to which the participant was entitled, less payments due under the qualified pension plan. Unmarried participants’ estates receive a lump-sum payment if the participants were employees at the time of death.

ERISA Excess Plan (ERISA Excess)

Other than the maximum amount of benefit, retirement provisions operate in substantially the same manner as the qualified retirement plan. Because the plan is now frozen, participants do not receive credit for additional earnings or years of service.

		Other than the maximum amount of benefit, disability provisions operate in substantially the same manner as the qualified retirement plan.	Other than the maximum amount of benefit, death provisions operate in substantially the same manner as the qualified retirement plan.
Life Insurance Premiums Paid on Behalf of Officer and Associated Tax Gross Up

Retired employees (age 55 or older with 5 or more years of service) are eligible for continued Company-paid life insurance premium and tax gross-up payments until age 65. The targeted death benefit is generally equal to 150% of compensation (salary and non-equity incentive award target).

For disabled employees, the targeted death benefit is generally equal to 300% of final compensation up to age 55. The targeted death benefit generally decreases to 150% of compensation between ages 55 and 65.

For active employees who die prior to age 65, the targeted death benefit is generally equal to 300% of compensation.
Retirement Transition Planning Program

Retiring participants age 55 or older are eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

Disabled employees age 55 or older are also eligible for this program, however the Company must select the executives for participation. Participants receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

If an executive was a participant or was selected for participation at the time of his death, the surviving spouse is eligible for benefits. The surviving spouse would receive tax and financial planning services for the tax year of retirement as well as the tax year immediately following the year of retirement.

The obligation to pay death benefits to the beneficiary of each NEO pursuant to a variable universal life insurance policy is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEO. In 2013, the Company paid insurance premiums only on behalf of Messrs. Mahoney and Woodward. The table below quantifies the approximate life insurance proceeds that would have been payable (by the insurance company) to the beneficiary of each NEO if a triggering event had occurred as of December 31, 2013:

Named Executive Officer	Estimated Life Insurance Benefit as of December 31, 2013
George L. Mahoney	$3,654,000
James F. Woodward	2,065,000

DIRECTOR COMPENSATION

Overview of the Company’s Director Compensation Philosophy

The Company’s Director compensation program is designed to align the interests of the Chairman, Vice Chairman, and the Outside Directors (i.e., Directors who had not at any time served as an employee of the Company) with those of the Company’s Stockholders and to provide competitive current compensation for services to the Board. The Compensation Committee, with the assistance of outside consultants, periodically reviews and modifies the Company’s Director compensation system to ensure that these objectives continue to be met.

Chairman and Vice Chairman Compensation

J. Stewart Bryan III retired as an executive officer of the Company in 2008. Mr. Bryan continues to serve as the nonexecutive Chairman of the Board of Directors. In 2013, Mr. Bryan was paid annual cash compensation of $225,000 for his service as nonexecutive Chairman. His annual cash compensation increased to $300,000, effective January 1, 2014. The Committee determined that cash compensation was appropriate. Additionally, Mr. Bryan was entitled to certain perquisites and personal benefits in 2013. These perquisites and personal benefits will be phased out during 2014. In 2013, Mr. Bryan’s perquisites did not exceed $10,000; therefore, they are not required to be reported in the table below.

Mr. Bryan is a beneficiary of the Media General Advantage Retirement Plan and the Supplemental Retirement Plan. He is receiving an annual benefit of approximately $137,000, which is paid in monthly installments under the qualified plan and an annual benefit of approximately $265,000 under the SERP plan which is paid annually. Mr. Bryan is receiving a total of $406,650 spread over 15 annual installment payments pursuant to the 1985 Deferred Compensation Plan.

Mr. Morton retired as President and Chief Executive Officer of Media General on December 31, 2012. Mr. Morton became Vice Chairman on January 1, 2013 and is paid annual cash compensation of $170,000 for his services. In 2013 pursuant to earlier election, Mr. Morton received a Deferred Compensation payout of $3,041,767 and a payout of $937,618 under the Supplemental 401(k) Plan in July 2013 as a result of his retirement. Mr. Morton exercised options for 230,300 shares of Voting Common Stock in 2013 with an aggregate intrinsic value of approximately $1.2 million. Mr. Morton has 8,000 remaining stock options that expire on December 31, 2015. He is currently receiving an annual benefit of approximately $42,600 which is paid in monthly installments under the qualified retirement plan and an annual benefit under the SERP plan of approximately $567,000 which is paid monthly. Mr. Morton is also entitled to certain perquisites and personal benefits, which exceeded $10,000 in 2013, and are reported as All Other Compensation in the table below.

Outside Director Compensation

Each of the participating Outside Directors receive an annual retainer of $116,000 for all scheduled Board meetings and two scheduled committee meetings. An additional $1,750 is paid for each unscheduled Board meeting and each committee meeting attended by an Outside Director beyond the two included in the retainer. Pursuant to the Media General, Inc., Directors’ Deferred Compensation Plan, each participating Outside Director receives 50% of his or her annual compensation, including any additional meeting fees, in deferred stock units and may elect to receive the other half of his or her annual compensation either fully in cash, fully in deferred stock units, or split evenly in cash and deferred stock units. Annual deferral elections must be made prior to the calendar year in which the retainer and additional meeting fees will be earned.

The number of deferred stock units is determined quarterly, based on the average of the closing trading prices for the last 10 trading days of the preceding calendar quarter. Participant accounts are credited quarterly with amounts that are equivalent to dividends paid (if any) on Voting Stock. The retainer and additional meeting fees are paid quarterly.

Upon election to the Board of Directors, a Director selects the method of account settlement. Upon termination from the Board for any reason, the Director or beneficiary will be paid by one of the following methods: lump sum cash or common stock payment, lump sum cash or common stock payment (deferred until January 1 of the year following retirement), annual cash or common stock payments ranging from two to ten years. If no election is made, the Director will receive a single common stock distribution as of the date of retirement. To avoid the cash demands associated with cash settlement payments and the interim volatility that impacts the Company's financial statements, the Board is evaluating modifications to the Deferred Compensation Plan to eliminate the cash settlement option. In addition, the Board of

Directors is recommending amendments to the Company's Long-Term Incentive Plan at this year's Annual Meeting of Stockholders to expand the Plan's eligibility to include Directors to allow further flexibility for stock-based compensation for Directors in lieu of cash compensation.

As of the 2013 Annual Meeting on April 25, 2013, Scott D. Anthony and Thompson L. Rankin retired as Outside Directors. Messrs. Anthony and Rankin received lump sum cash payments of $1.8 million and $2.4 million, respectively, in January 2014 as settlement of their deferred stock unit balances.

Pursuant to the merger agreement, effective as of November 12, 2013, Media General’s Board of Directors appointed five of Young’s directors, H.C. Charles Diao, Soohyung Kim, Howard L. Schrott, Kevin T. Shea and Thomas J. Sullivan, to the Company’s Board of Directors, thereby increasing the Board size to 14 members. Upon appointment to the Board, Mr. Kim waived his right to receive compensation for his services as an Outside Director.

In 2013, Messrs. Anthony, Diao, Sullivan, and Wortham elected to receive all of their annual compensation in deferred stock units. Miss Robertson elected to receive 75% of her compensation in deferred stock units. All other Outside Directors elected to receive 50% of their compensation in cash and 50% in deferred stock units.

Directors’ Stock Ownership Guideline

To further align the interests of Directors and Stockholders, the Board of Directors adopted a share ownership guideline of 5,300 shares of the Company’s Voting Stock, including deferred Voting stock units. The Board of Directors recommended that this ownership guideline be attained within five years of a Director’s election to the Board.

Total Compensation for the Chairman and Outside Directors

The following table sets forth the components of total compensation during 2013 for the Chairman, Vice Chairman, and Outside Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
J. Stewart Bryan III, Chairman	$225,000	$—	$—	$225,000
Marshall N. Morton, Vice Chairman (2)	170,000	—	21,017	191,017
Scott D. Anthony (3)	—	40,417	—	40,417
Diana F. Cantor	73,750	73,750	—	147,500
H. C. Charles Diao (4)	—	18,000	—	18,000
Dennis J. FitzSimons	68,500	68,500	—	137,000
Soohyung Kim (5)	—	—	—	—
Thompson L. Rankin (3)	20,208	20,208	—	40,416
Wyndham Robertson (6)	37,750	113,250	—	151,000
Howard L. Schrott (4)	9,000	9,000	—	18,000
Kevin T. Shea (4)	9,000	9,000	—	18,000
Rodney A. Smolla	81,625	81,625	—	163,250
Thomas J. Sullivan (4)	—	16,250	—	16,250
Carl S. Thigpen	72,000	72,000	—	144,000
Coleman Wortham III	—	163,250		163,250

(1)

Amounts in the Stock Awards column reflect the aggregate grant date fair value of deferred stock units received by each Outside Director during 2013. Pursuant to the Directors’ Deferred Compensation Plan, the following Outside Directors elected to receive deferred stock units in lieu of cash: Mr. Anthony (3,258 units), Mr. Wortham (8,067 units), Miss Robertson (3,635 units), Mr. Diao (395 units), and Mr. Sullivan (356 units). As the deferred stock units are not settled until the retirement of the Outside Director, the value that is ultimately realized by the Outside Director is subject to changes in the Company’s stock price. The table below illustrates the impact that changes in stock price have on the Outside Director’s stock unit account balance:

	12/31/12 Balance		Units Received		Change in Fair Value	Units Distributed		12/31/13 Balance
Name	(#)	($)	(#)	($)	($)	(#)	($)	(#)	($)
Scott D. Anthony	73,565	$316,330	6,516	$40,417	$1,470,461	—	$—	80,081	$1,827,208
Diana F. Cantor	78,355	336,927	7,267	73,750	1,524,380	—	—	85,622	1,935,057
H. C. Charles Diao	—	—	789	18,000	(169)	—	—	789	17,831
Dennis J. FitzSimons	42,413	182,376	6,692	68,500	858,897	—	—	49,105	1,109,773
Soohyung Kim	—	—	—	—	—	—	—	—	—
Thompson L. Rankin	102,024	438,703	3,258	20,208	1,943,308	—	—	105,282	2,402,219
Wyndham Robertson	7,807	33,570	10,906	113,250	256,780	(1,343)	(11,038)	17,370	392,562
Howard L. Schrott	—	—	394	9,000	(96)	—	—	394	8,904
Kevin T. Shea	—	—	394	9,000	(96)	—	—	394	8,904
Rodney A. Smolla	77,547	333,452	8,067	81,625	1,519,799	—	—	85,614	1,934,876
Thomas J. Sullivan	—	—	712	16,250	(159)	—	—	712	16,091
Carl S. Thigpen	36,263	155,931	7,045	72,000	750,830	—	—	43,308	978,761
Coleman Wortham III	160,973	692,184	16,133	163,250	3,147,162	—	—	177,106	4,002,596
(2)

Compensation for Mr. Morton included the reimbursement of the cost of certain club memberships and the cost of tax and financial planning services paid for by the Company pursuant to the Retirement Transition Planning Program. Mr. Morton is responsible for paying income taxes associated with these perquisites and personal benefits.

(3)	Messrs. Anthony and Rankin retired in April 2013, and received cash payments as settlement of their account balances in January 2014.

(4)	Messrs. Diao, Schrott, Shea and Sullivan were appointed to the Board following the merger on November 12, 2013.

(5)	Mr. Kim has waived his right to receive compensation for his services as an Outside Director.

(6)	Miss Robertson previously served as director from 1996-2005. Her accumulated stock units from her previous tenure are being paid in cash in annual installments over 10 years. The final installment will be paid in April 2014.

Compensation Committee Interlocks and Insider Participation

During 2013, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, and no member of the Committee was formerly an officer of the Company or any of its subsidiaries. In addition, during 2013, none of the Company’s executive officers served as a member of a compensation committee or on a board of directors of any other entity an executive officer of which served as a member of the Company’s Board of Directors.

Equity Compensation Plan information as of December 31, 2013

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding option, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders
1987 Non-qualified Stock Option Plan	11,400	$34.96	—
1995 Long-term Incentive Plan	1,305,429	16.67	1,483,656
Equity compensation plans not approved by security holders
None
Total	1,316,829	$16.83	1,483,656

* The total includes 298,585 shares available for grants of Performance Accelerated Restricted Stock (PARS). At December 31, 2013, restrictions remained on 204,216 outstanding PARS.

AUDIT-RELATED MATTERS

Audit Committee Financial Experts

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” in accordance with applicable SEC rules. In reaching this conclusion, the Board considered each Audit Committee member’s qualifications in the aggregate, including the following relevant experience:

●

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is the Chairman of Media General’s Audit Committee. She also serves as a Director of Universal Corporation, where she is Chairman of the Finance Committee and Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee. She also is a Director of Revlon, Inc. and is a member of that Board’s Audit Committee.

●	Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago with over $1.5 billion in assets. From January 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. He also was the Chairman of Tribune Company from 2004 until 2007, and had served as that company’s Chief Operating Officer from 2000 until 2003 managing that company's broadcasting, publishing and digital groups. Before that, he rose through the ranks of Tribune’s broadcast division, ultimately serving as its President and CEO with responsibility for the Company's TV, radio and stations, radio, Tribune Entertainment and the Chicago Cubs.

●

Mr. Schrott is a Principal in Schrott Consulting, a management consulting firm servicing broadcasting, telecommunications and technology companies. He was a Director of Young from 2012 until the merger of Young with the Company in November 2013 and served as the Chairman of Young’s Audit Committee. Mr. Schrott was appointed to Media General's Audit Committee in connection with the Company’s merger with Young. He additionally has been a Director at Frontier Communications Corporation since 2005 and currently serves as the Lead Independent Director and member of the Audit Committee of that company. He also serves as a Director of Gannaway Web Holdings, LLC. Mr. Schrott was the Chief Financial Officer of The Liberty Corporation from 2001 until 2006. He has also served as a Director and Chairman of the Audit Committee of tw telecom inc. (formerly Time Warner Telecom Holdings Inc.).

●

Mr. Shea was a Director of Young from 2012 until the merger of Young with the Company in November 2013, and he served on Young’s Audit Committee. He was Chief Restructuring Officer of Young from 2010 to 2011. Mr. Shea was appointed to Media General's Audit Committee in connection with the Company’s merger with Young. He additionally has served on the Compensation and Audit Committee of Contec Limited since 2012, and has served as the Chairman of the Audit Committee at Endurance Business Media since 2013. From 2008 to 2013, Mr. Shea was a Managing Director at the consulting firm Loughlin Management Partners & Co., and he possesses over 14 years experience as a turnaround and restructuring professional.

●

Mr. Thigpen is an Executive Vice President and the Chief Investment Officer of Protective Life Corporation and has served in those positions for more than five years. Protective Life Corporation is a publicly traded diversified life insurance and financial services company based in Birmingham, Alabama, where Mr. Thigpen is responsible for the management of more than $48 billion in total cash and investments. Birmingham, an important market for the Company, is the home of its television station WVTM-TV. Mr. Thigpen has been designated a Chartered Financial Analyst by the CFA Institute. He previously served on the Board of Directors and was a member of the Audit Committee of Cavalier Homes, Inc., a New York Stock Exchange company that was acquired by a Berkshire Hathaway subsidiary in 2009.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board. Company management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including a discussion of the suitability, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Committee has discussed with the Company’s independent registered public accounting firm its judgments as to the suitability, not just the acceptability, of the accounting principles adopted by the Company, as well as such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees) and under the other applicable standards of the PCAOB. The Committee also has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures and letter received by the Committee from the independent auditors and required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and it has considered whether the auditors’ provision of non-audit services is compatible with the auditors’ independence. It also reviewed the Company’s compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended December 31, 2013 be included in the Annual Report on Form 10-K for filing with the SEC.

The Audit Committee

Diana F. Cantor, Chairman Dennis J. FitzSimons Howard L. Schrott Kevin T. Shea Carl S. Thigpen

Audit and Non-Audit Fees

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services to be performed by the Company’s independent auditors to assure that the provision of these services does not impair the auditors’ independence. Under these policies, the term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. The Company’s annual audit services, engagement terms and fees and audit-related services to be provided by the Company’s auditors are subject to specific pre-approval by the Audit Committee. The Audit Committee may pre-approve non-audit services, including tax compliance, tax planning and tax advice, that it believes are appropriate and would not impair an independent accountant’s independence.

The following table presents fees billed by Deloitte & Touche LLP for services provided during fiscal years 2013 and 2012. All services reflected in the fees below were pre-approved by the Audit Committee in accordance with its established procedures.

	2013	2012
Audit Fees (a)	$974,000	$900,000
Audit-Related Fees (b)	99,000	—
Tax Fees (c)	117,000	—
All Other Fees	—	—
Total	$1,190,000	$900,000

(a)

Audit fees include professional services provided for the audit of the Company's annual financial statements, as well as reviews of the Company's quarterly reports on Form 10-Q, services associated with SEC registration statements and other documents issued in connection with securities offerings (e.g., consents), assistance in responding to SEC comment letters, and fees for professional services for the audit of the Company's internal controls under Section 404 of the Sarbanes-Oxley Act.

(b)

Audit-related fees include assistance with due diligence services pertaining to potential mergers and acquisitions, including review of financial statements and other financial data and records, discussions with counterparty’s external auditor as well as with its internal finance, accounting, and other personnel, and consultations relating to potential transactions.

(c)	Tax fees included fees for professional services for tax-related advice. Executive tax services are not provided to the Company by Deloitte & Touche.

Change of the Company’s Auditor

On November 12, 2013, the Company completed its merger with Young. This transaction was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Young, are considered the historical financial statements of Media General.

PricewaterhouseCoopers LLP was the independent auditor that audited Young’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011. Deloitte & Touche LLP was Media General’s independent registered public accounting firm prior to the closing of the merger. On November 6, 2013, Media General’s Audit Committee determined that Deloitte & Touche LLP would serve as the independent registered public accounting firm for Media General for the fiscal year ending December 31, 2013. On November 12, 2013, Media General notified PricewaterhouseCoopers LLP that it would be dismissed as Young's independent auditor. Such dismissal was to become effective on upon completion by PricewaterhouseCoopers LLP of its procedures relating to Young's financial statements as of and for the three and nine months ended September 30, 2013. Media General filed those financial statements with the SEC on January 29, 2014. On February 12, 2014, Media General notified PricewaterhouseCoopers LLP that they were dismissed following the completion on January 29, 2014 of their procedures with respect to Young’s financial statements as of and for the three and nine months ended September 30, 2013.

   PricewaterhouseCoopers LLP’s reports on Young’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011 (which reports contain an explanatory paragraph regarding Young Broadcasting Inc.'s emergence from bankruptcy and adoption of fresh start reporting) did not contain an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the fiscal years ended December 31, 2012 and December 31, 2011 and through January 29, 2014, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

Media General provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures and requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements made by Media General. Media General received letters from PricewaterhouseCoopers LLP, copies of which were filed with the SEC as exhibits to a Current Report filed by the Company on Form 8-K on November 13, 2013 as amended by a filing on Form 8-K/A made by the Company on February 18, 2014.

As noted above, on November 6, 2013, Media General determined that Deloitte & Touche LLP will serve as the independent registered public accounting firm for Media General for the fiscal year ended December 31, 2013. Deloitte & Touche LLP was the independent registered public accounting firm that audited Media General’s financial statements for the fiscal years ended December 31, 2012, and December 31, 2011. During the fiscal years ended December 31, 2012, and December 31, 2011, and for the interim periods January 1, 2013 to September 30, 2013, Media General did not consult with Deloitte & Touche LLP in regard to Young’s financial statements, which were audited by PricewaterhouseCoopers LLP, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Young’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K of the SEC and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended December 31, 2012, and December 31, 2011, and for the interim periods January 1, 2013, to September 30, 2013, no written report or oral advice was provided to Young by Deloitte & Touche LLP that was an important factor considered by Young in reaching a decision as to any accounting, auditing or financial reporting issue.

 STOCKHOLDER VOTING

The Company’s Articles of Incorporation provide for the holders of the Voting Common Stock to elect the Board of Directors and to vote on all other matters submitted for a vote of Stockholders. The holders of the Non-Voting Common Stock have no voting power for the election of directors or any other matters to be submitted for a vote of Stockholders.

OVERVIEW OF ITEMS FOR STOCKHOLDER VOTES

This Proxy Statement contains four items requiring Stockholder action. Item 1 requests the election of 11 Directors to the Board. Item 2 requests the approval of amendments to the 1995 Long-Term Incentive Plan. Item 3 requests ratification by the Company’s Stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the 2014 fiscal year. Item 4 requests an advisory vote by the Company’s Stockholders on executive compensation.

ITEM 1—ELECTION OF DIRECTORS

Under the Company's Articles of Incorporation adopted in connection with the Company's merger with Young, at the 2014 Annual Meeting of Stockholders, the size of the Board will be reduced to eleven (11) members. Also in accordance with the Articles, the Nominating & Governance Committee recommended to the Board that eleven (11) of the Company's current Directors be nominated for election as Directors at the 2014 Annual Meeting. The Board approved the nomination of each of the eleven (11) current Directors recommended by the Nominating & Governance Committee. Accordingly, the Board of Directors proposes that the eleven (11) nominees named below be elected for a term of one year or until their successors are elected.

The accompanying biographical information for each nominee and the discussion of each nominee’s specific experience, qualifications, attributes and skills below summarizes the matters that led to the conclusions by the Nominating & Governance Committee and the Board that each nominee should serve as a Director in light of the Company’s business and structure.

J. STEWART BRYAN III – Principal Occupation: Chairman of the Board, Media General, Inc.

Director since 1974; Age – 75

Mr. Bryan is the Chairman of the Board of Directors and has served in that capacity for more than five years. He retired as an employee of the Company in 2008 and was the Company’s Chief Executive Officer from 1990 until July 2005; President from 1990 to 2001; and between 1985 and 1990, variously served as Vice Chairman of the Board, Chief Operating Officer and Executive Vice President of the Company. He was the Publisher of the Richmond Times-Dispatch from 1978 to 2005.

Specific experience, qualifications, attributes and skills:

Mr. Bryan brings deep knowledge of the Company’s history, strategies and culture to the Board’s deliberations. His extensive executive leadership experience with the Company has included the Company’s transformation from a diversified media company to a pure-play broadcast and digital company. Mr. Bryan is independent of the Company.

DIANA F. CANTOR – Principal Occupation: Partner, Alternative Investment Management LLC

Director since 2005; Age – 56

Mrs. Cantor is a Partner with Alternative Investment Management, LLC, an independent, privately held investment management firm; and she is the Chairman of the Virginia Retirement System, where she additionally is a member of the Audit and Compliance Committee and is responsible for the agency’s annual audit and budget. From 2008 to 2009, she was a Managing Director of New York Private Bank & Trust, the wealth management division of Emigrant Bank, where she managed wealth management professionals providing a full range of financial, trust, estate, tax planning and investment management services. From 1996 to 2007, she served as the Founder and Executive Director of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, and in that capacity, she actively supervised the preparation of that agency’s financial statements and worked closely with the agency’s independent auditors. She was Vice President of Richmond Resources, Ltd., a real estate development, construction and management company from 1990 to 1996; and she held several positions, including Vice President, at Goldman, Sachs & Co. between 1985 and 1990. She previously was an associate at Kaye, Scholer, Fierman, Hays & Handler, a New York law firm, from 1983 to 1985. Mrs. Cantor is an “audit committee financial expert” and is the Chairman of Media General’s Audit Committee. She also serves as a Director of Universal Corporation, where she is Chairman of the Finance Committee and Director of Domino’s Pizza, Inc., where she is the Chairman of that Board’s Audit Committee. She also is a Director of Revlon, Inc. and is a member of that Board’s Audit Committee.

Specific experience, qualifications, attributes and skills:

Mrs. Cantor possesses extensive financial skills and significant public company directorship and committee experience, all of which add important, multi-disciplinary financial perspective and valuable consumer product and marketing experience to the Company’s Board and Audit Committee deliberations. She holds an undergraduate degree in accounting and graduate degrees in law and business. Mrs. Cantor is independent of the Company.

H.C. CHARLES DIAO – Principal Occupation: Vice President and Treasurer, Computer Sciences Corporation

Director since 2013; Age – 56

Mr. Diao is the Vice President—Finance and Corporate Treasurer at Computer Sciences Corporation. He was a Director of Young from 2012 until its merger with the Company in November 2013. During his service as a Director of Young, Mr. Diao served on Young’s Compensation and Nominating Committees. From 2008 to 2012, Mr. Diao was the Managing Director and founder of Diao & Co. LLC, a firm that provided M&A and financial advisory services to corporate clients and investment management services to institutional family offices. Mr. Diao is currently a board member of North Atlantic Holding Company, where he has served on the Audit Committee since 2012. Throughout his career, he has held a variety of senior positions including: Managing Director and Group Head of the telecommunications and media group at Prudential Securities, Senior Managing Director and Group Head—Special Situations Credit at Bear Stearns, Chief Investment Officer at Diao Capital Management LLC, and founder and managing Director of Diao & Co. LLC. Mr. Diao was appointed to the Board in connection with the Company's merger with Young. He is the Chairman of Media General’s Nominating & Governance Committee, and he serves as a member of the Compensation Committee.

Specific experience, qualifications, attributes and skills:

Mr. Diao has over 25 years of experience in the investment banking, financial advisory and investment management industries, including extensive experience with telecommunications and media companies. Mr. Diao’s skills and experience include capital markets, mergers & acquisitions, corporate finance, and pension asset and liability management. Mr. Diao is independent of the Company.

DENNIS J. FITZSIMONS – Principal Occupation: Chairman, McCormick Foundation

Director since 2009; Age – 63

 Mr. FitzSimons is the Chairman of McCormick Foundation, a charitable trust based in Chicago with over $1.5 billion in assets. From January 2003 until December 2007, he was the President and Chief Executive Officer of Tribune Company, one of the largest media companies in the nation. Mr. FitzSimons resigned from Tribune Company in December 2007 upon the sale of the company. In December 2008, the company declared bankruptcy. He also was the Chairman of Tribune Company from 2004 until 2007, and had served as that company’s Chief Operating Officer from 2000 until 2003 managing that company's broadcasting, publishing and digital groups.  Before that, he rose through the ranks of Tribune’s broadcast division, ultimately serving as its President and CEO with responsibility for the Company's TV, radio and stations, radio, Tribune Entertainment and the Chicago Cubs. Mr. FitzSimons serves on Media General's Audit Committee and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. FitzSimons brings strategic media industry knowledge and extensive public company experience to the Board’s deliberations. As Tribune Company’s former Chief Executive Officer, he well understands the changing media landscape and the regulatory framework under which the Company’s broadcast television stations operate. At Tribune Company, he additionally had direct responsibility for developing and managing the cross-platform potential of that company’s broadcast, print and emerging digital media operations, all of which also are critically important today to Media General’s success. At the McCormick Foundation, with $1.5 billion in assets, Mr. FitzSimons has further broadened his executive leadership experience, overseeing all of the audit and investment decisions of that organization. Mr. FitzSimons is independent of the Company.

SOOHYUNG KIM – Principal Occupation: Chief Executive Officer and Chief Investment Officer, Standard General LP

Director since 2013; Age – 39

Mr. Kim is the Chief Executive Officer and Chief Investment Officer of Standard General, a New York-based registered investment advisor that he founded in 2007. He was a Director of Young from 2011 until its merger with the Company in November 2013. He was formerly Director of Research and Founding Partner of Cyrus Capital Partners. Prior to that, Mr. Kim was a Principal at OchZiff Capital Management, where he helped launch its fixed income business. Mr. Kim is a member of the Board of Managers of ALST Casino Holdco, the owner and operator of the Aliante Casino in Las Vegas, Nevada, and he is a former member of the Board of Greektown Superholdings. Mr. Kim is also a member of the Board of Directors of Greenwich House and the Stuyvesant Alumni Association. Mr. Kim was appointed to the Board in connection with the Company's merger with Young. He serves on Media General’s Compensation and Nominating & Governance Committees.

Specific experience, qualifications, attributes and skills:

Mr. Kim brings to the Board significant operating and leadership experience as the Chief Executive Officer and Chief Investment Officer of an investment firm and extensive experience in finance, business development, mergers and acquisitions, and business restructuring and integration. Mr. Kim is independent of the Company.

GEORGE L. MAHONEY – Principal Occupation: President and Chief Executive Officer, Media General, Inc.

Director since 2013; Age – 61

Mr. Mahoney is the President and Chief Executive Officer of the Company and has served in those capacities since January 2013. He was Media General’s Vice President, Chief Operating Officer from August 2012 to December 2012, Vice President, Growth & Performance from October 2011 to August 2012, Vice President, General Counsel and Secretary from January 2006 to September 2011, and General Counsel and Secretary from July 1993 to January 2006.

Specific experience, qualifications, attributes and skills:

Mr. Mahoney brings more than 20 years experience on Media General’s senior management team and has served as its President and CEO since January 1, 2013. He has extensive broadcast operations experience, including the management of the Company’s digital and mobile platforms and its internal innovation process. He also led the Company’s broadcast regulatory initiatives as the Company’s General Counsel.

MARSHALL N. MORTON – Principal Occupation: Vice Chairman of the Board

Director since 1997; Age – 68

Mr. Morton retired in 2012 as the President and Chief Executive Officer of the Company after serving in those capacities since July 2005. He was the Company’s Chief Financial Officer from 1989 until July 2005, its Senior Vice President from 1989 to 2001 and Vice Chairman of the Board of Directors from 2001 to July 2005. He previously held various corporate positions with West Point-Pepperell, Inc.

Specific experience, qualifications, attributes and skills:

Mr. Morton was the principal architect of the Company’s industry-leading market-based and multi-platform strategies and led the Company through its 2012 transformation to a pure-play broadcast and digital company.

WYNDHAM ROBERTSON – Principal Occupation: Retired; Former Vice President for Communications at the University of North Carolina

Director since 2012, and from 1996 – 2005; Age – 76

Miss Robertson retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years. Miss Robertson serves on Media General's Compensation and Nominating & Governance Committees.

Specific experience, qualifications, attributes and skills:

During the past six years, Miss Robertson has been principally involved in philanthropy and not-for-profit work, including serving as a member of the investment committee for Hollins University. From 1990 to 1995, she served as a Director of Capital Cities/ABC Inc., from 1993 to 1996, she served as a Director of The Equitable Companies Inc., from 1995 to 1998, she served as a Director of Wachovia Corporation, and she also served as a Director of the Company from 1996 to 2005. As Vice President for Communication at the University of North Carolina, she oversaw a statewide public television network. At Fortune Magazine, she specialized in investment, financial and technology articles. Miss Robertson is independent of the Company.

HOWARD L. SCHROTT – Principal Occupation: Principal and Chief Financial Officer, Schrott Consulting

Director since 2013; Age – 59

Mr. Schrott is a Principal in Schrott Consulting, a management consulting firm servicing broadcasting, telecommunications and technology companies. He was a Director of Young from 2012 until its merger with the Company in November 2013 and served as the Chairman of Young’s Audit Committee. He additionally has been a Director at Frontier Communications Corporation since 2005 and currently serves as the Lead Independent Director and member of the Audit Committee of that company. He also serves as a Director of Gannaway Web Holdings, LLC. Mr. Schrott has been a Trustee at Butler University since 2010. Mr. Schrott was the Chief Financial Officer of The Liberty Corporation from 2001 until 2006. He has also served as a Director and Chairman of the Audit Committee of tw telecom inc. (formerly Time Warner Telecom Holdings Inc.) and the boards of Weather Central Holdings, Inc., Maverick Media and Wide Orbit, Inc. Mr. Schrott is independent of the Company. Mr. Schrott was appointed to the Board in connection with the Company's merger with Young. He serves on Media General’s Compensation and Audit Committees and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. Schrott brings a wealth of financial and operational experience, having served as the Chief Financial Officer of three different companies in the media and technology space spanning 15 years and running his own management consulting firm. Mr. Schrott is independent of the Company.

KEVIN T. SHEA

Director since 2013; Age – 51

Mr. Shea was a Director of Young from 2012 until its merger with the Company in November 2013. He served on Young’s Audit Committee and as the Chairman of Young's Compensation and Nominating Committees. He was Chief Restructuring Officer of Young from 2010 to 2011. He additionally has served on the Compensation and Audit Committees of Contec Limited since 2012, has served as the Chairman of the Audit Committee at Endurance Business Media since 2013 and has been the sole member of the Board of Directors at ZipLocal Publishing since 2011. Mr. Shea has over 14 years of experience as a turnaround and restructuring professional, and from 2008 to 2013, Mr. Shea was a Managing Director at the consulting firm Loughlin Management Partners & Co. He also serves as President and Director of Ridgewood Crew, a not-for-profit youth rowing program in New Jersey, and on the Financial Advisory Board to the Ridgewood (NJ) Village Council. Mr. Shea was appointed to the Board in connection with the Company's merger with Young. He serves on Media General’s Audit, Compensation and Nominating & Governance Committees and is an “audit committee financial expert.”

Specific experience, qualifications, attributes and skills:

Mr. Shea brings extensive experience as a professional in the consulting business, specializing in turnaround and restructuring opportunities. His business and financial experience includes serving on boards and audit committees. As Chief Restructuring Officer for Young, he successfully guided the company through a transition to emerge as a stronger company well positioned to merge with Media General. Mr. Shea is independent of the Company.

THOMAS J. SULLIVAN – Principal Occupation: Managing Partner, Smallwood Partners, LLC

Director since 2013; Age – 51

Mr. Sullivan is the Managing Partner of Smallwood Partners, LLC, a financial advisory services firm. He was a Director of Young from 2009 until its merger with the Company in November 2013, and also served as Executive Chairman of Young from June 2012 until November 2013. He also served on Young’s Audit, Compensation and Nominating Committees. He was the Senior Vice President, Finance, and Chief Financial Officer of Young in 2012. Mr. Sullivan has served as a Director of Utility Services Partners since 2011, he has been a member of the advisory board of Millennium Custodial Trust since 2010, and he has been a Trustee of Accredited Mortgage Loan REIT since 2009. Previously, Mr. Sullivan was a Managing Director with Investcorp International, Inc., a global middle market private equity firm, and he was a Director at CCC Information Services Inc., where he served as Audit Committee Chairman and as a member of the Compensation Committee. Mr. Sullivan was appointed to the Board in connection with Media General’s merger with Young.

Specific experience, qualifications, attributes and skills:

Mr. Sullivan brings to the Board substantial operating and financial management experience, as well as experience in the financial services industry. He has served on numerous boards and committees. As the former Executive Chairman and Chief Financial Officer of Young, Mr. Sullivan has a deep knowledge of both the financial and operating performance of the former Young television stations. Mr. Sullivan is independent of the Company.

The Articles of Incorporation of the Company provide that in the election of Directors, those receiving the greatest number of votes of Stockholders entitled to vote will be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record will not be counted for or against any nominee. Unless otherwise indicated, shares subject to completed proxies will be voted for the election of the above nominees, or, if for any reason any of these nominees is unavailable, for substitutes that the Board may propose. The Company has no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR each of its nominees.

ITEM 2—APPROVAL OF AMENDMENTS TO THE 1995 LONG-TERM INCENTIVE PLAN

The Board of Directors unanimously recommends that the Company’s Stockholders approve an amendment to the Media General, Inc., 1995 Long-Term Incentive Plan, amended and restated as of March 6, 2014 (Plan), that will include non-employee Directors of the Company as persons eligible to receive awards under the Plan.

Background

The Plan initially was approved by Stockholders at the 1995 Annual Meeting to promote an identity of interests between Stockholders and employees by encouraging and creating significant stock ownership and to attract and retain the services of qualified employees. The Plan was amended and restated by Stockholders, based upon a recommendation from the Board of Directors, at the 2001 Annual Meeting, and again at the 2007 Annual Meeting. Those changes principally increased the total number of shares of Common Stock (Shares) available for awards under the Plan, increased the maximum annual awards available, added certain performance criteria that might be used in making awards and made certain other “best practice” and tax-related changes to the Plan.

The total number of Shares reserved and authorized for issuance under the Plan is 5,000,000. As of December 31, 2013, a total of 3,516,344 Shares had been issued or were subject to outstanding awards and 1,483,656 Shares remained available for awards, no more than 298,585 of which were available for full-value awards. The weighted average remaining contractual life of the stock options awarded and outstanding as of December 31, 2013, is approximately 6 years. The Plan allows Shares forfeited or related to an award which terminates without issuance of Shares to become available again for issuance. Shares withheld by or otherwise remitted to the Company to satisfy a participant’s tax withholding obligations will not become available again for issuance. The closing price of a Share on the New York Stock Exchange on March 6, 2014, was $18.41.

Proposed 2014 Amendments

Since its inception in 1995, only individuals who are officers or other salaried employees (including employees who also are Directors) of the Company and its subsidiaries have been eligible to receive awards under the Plan. The Board of Directors amended the Plan, subject to the approval by the Company’s Stockholders, to provide that the group of individuals eligible to receive awards under the Plan be expanded to include non-employee Directors, in order for the Company to promote the identity of interests between Stockholders and the Directors. This amendment, and the additional flexibility it affords, is in conjunction with the Board of Directors’ ongoing evaluation of Director compensation, including the potential modification of the Directors’ Deferred Compensation Plan to eliminate the cash settlement feature in that plan. A copy of the amended Plan document is attached hereto as Appendix B. Following is a description of the material provisions of the Plan, as amended.

General

The Plan provides for the discretionary grant by the Committee of deferred stock, performance accelerated restricted stock, performance awards, performance-based restricted stock, restricted stock, stock appreciation rights, stock options and other stock-based awards, or combinations of these awards. The only awards to-date have been non-qualified stock options and performance accelerated restricted stock.

The individuals eligible to participate in the Plan are all officers, salaried employees or non-employee Directors. It is expected that, in addition to non-employee Directors (13 people as of the date of this Proxy Statement), the Chief Executive Officer and the Company’s other most highly compensated officers, who are the individuals named in the Summary Compensation Table in this Proxy Statement, and other salaried employees of the Company and its subsidiaries whose performance may significantly affect the success of the Company (approximately 75 people as of the date of this Proxy Statement) will be those eligible to receive grants under the Plan. No determination has been made as to which of the individuals eligible to participate in the Plan will receive awards under the Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Performance Goals and Award Limits under the Plan

The Compensation Committee is authorized to designate participants from among eligible officers, salaried employees and non-employee Directors, determine the type and number of awards to be granted, set terms and conditions of awards and make all determinations which may be necessary or advisable for Plan administration.

The Plan is generally designed to comply with Section 162(m) of the Code, which requires per-person award limits and the use of pre-established objective financial or other performance criteria for making performance-based awards.

The limit on Shares available annually for individual awards of stock options and stock appreciation rights (SARS) is 200,000 Shares; the maximum payout under performance-based awards is $2,000,000 and the maximum Shares available annually for restricted stock and other stock-based awards is 100,000 (or 200,000 over a two-year period).

The Committee may use the following performance criteria, individually or in any combination, for making performance-based awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs. The payout of any award may be reduced (but not increased) based on the degree of attainment of other performance criteria or otherwise at the discretion of the Company.

Amendment, Termination and Adjustments

The Board may amend, suspend or terminate the Plan without the consent of Stockholders or participants, except that Stockholder approval must be sought if any such amendment would have the effect of increasing the total number of Shares that may be awarded under the Plan, increasing the per-participant limits on Shares to be awarded under the Plan, materially increasing the benefits accruing to Covered Employees or if Stockholder approval otherwise is required by any applicable law or regulation or rule of a stock exchange or if the Board in its discretion determines that obtaining such approval is advisable.

Federal Income Tax Implications

The grant of an option or SAR will have no tax consequences for the participant or the Company. Upon exercising an option, the participant generally must recognize ordinary income equal to the difference between the value of the grant on the date issued and the price of the Company’s stock on the date of exercise. Upon exercising a SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of Shares received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of Shares acquired upon the exercise of an option or SAR will result in a short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such Shares. Generally, there will be no tax consequences to the Company in connection with a disposition of Shares acquired under an option or other award.

With respect to awards granted under the Plan that may be settled either in cash, Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize compensation income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the Company will be entitled to a deduction for the same amount at the same time the participant recognizes ordinary income.

In each instance described above, the deduction available to the Company may be limited by Section 162(m) of the Code which places a $1 million limit on the deduction that may be taken for compensation paid to the Chief Executive Officer and the other executive officers included in the Summary Compensation Table for the applicable year (other than the Chief Financial Officer) unless such compensation is based upon the attainment of performance goals established by the Committee and paid pursuant to a plan approved by Stockholders. The Plan is designed so that options, SARs and performance-based awards (except for performance accelerated restricted stock) may be granted on a basis that would qualify as performance-based compensation.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Equity Compensation Plan Information

A table showing equity compensation plan information as of December 31, 2013, is included on page 35 of this proxy statement.

The Board of Directors recommends that Stockholders vote FOR approval of the amendments to the Plan.

ITEM 3 – RATIFICATION OF REGISTERED PUBLIC ACCOUNTANTS

  On February 26, 2013, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013. The Company’s Class B Stockholders ratified this appointment on April 25, 2013, at the Company’s 2013 Annual Meeting of Stockholders.

  On February 21, 2014, the Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014.

  Deloitte & Touche LLP advises that it is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations of the SEC. A representative of Deloitte & Touche LLP will be present at the meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from Stockholders.

The Board of Directors recommends that Stockholders vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2014.

ITEM 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing the Company’s Stockholders with the opportunity to cast an advisory vote on executive compensation, as described below and consistent with federal legislation known as the Dodd-Frank Act.

The Company utilizes its compensation system to support and reinforce key operating and strategic goals, and its compensation system is applied consistently to all salaried employees, including the named executive officers in the Summary Compensation Table.

Base salary levels in the Company’s executive compensation system are guided by reference to external competitive levels as well as other factors including individual and Company performance. Pay and performance are linked through the use of annual and long-term incentives. The Company also provides various pension and retirement benefits as well as perquisites. The Company’s executive compensation program is tightly administered by the Board’s Compensation Committee to link individual performance with compensation opportunities and to align the interests of the Company’s executives with those of its Stockholders.

The Compensation Discussion and Analysis, beginning on Page 7 of this Proxy Statement, describes the Company’s executive compensation system.

The Board requests the Company’s Stockholders approve the compensation of the Company’s named executive officers as follows:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding. However, the Compensation Committee and the Board value the opinions expressed by the Company’s Stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the named executive officers.

The Board of Directors recommends that Stockholders vote FOR the above resolution.

NOMINATIONS AND PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

The By-laws of the Company provide that the Annual Meeting of Stockholders shall be held during the Company’s second fiscal quarter on a date fixed by the Board of Directors. The Company’s 2015 Annual Meeting will be held on April 23, 2015.

Rule 14a-8 under the Exchange Act contains eligibility requirements that must be satisfied for a Stockholder to submit a proposal for inclusion in a company’s proxy statement. One of the eligibility requirements under that Rule is that a Stockholder be entitled to vote on the proposal the Stockholder seeks to submit. In addition, it is the Company’s view that ownership of shares of a class not registered under the Exchange Act does not entitle a Stockholder to submit a proposal under the Rule. Stockholders who believe they are eligible to have their proposals included in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company no later than November 14, 2014.

The By-laws of the Company also establish advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. Under the Company’s By-laws, a Stockholder who wishes to submit Director nominations or other proposals for consideration at the 2015 Annual Meeting must ensure that the same are received by the Secretary of the Company between December 26, 2014, and January 25, 2015. The Company’s By-laws also require that certain specific information accompany a Stockholder’s notice of nomination or proposal for business.

DIRECTOR NOMINATION PROCESS

Pursuant to the Company’s Articles of Incorporation and Principles of Corporate Governance, a copy of which is available without charge on the Company’s website, www.mediageneral.com, the Nominating & Governance Committee is responsible for assisting the Board with the identification and consideration of, and recommends to the Board, candidates qualified to become nominees for election as Directors of the Company. Under the Corporate Governance Principles, in its consideration of Director nominees recommended by the Nominating & Governance Committee, the Board is to consider all criteria established by it for election of nominees to the Board. Additionally, except for a Director who may have been an officer of the Company, the Company’s Principles of Corporate Governance provide that all Directors shall be under the age of 73, provided that a Director serving at the time he or she reaches such age shall be permitted to complete his or her term of office but shall not thereafter be eligible for re-election unless the Board of Directors annually shall determine otherwise. Notwithstanding the foregoing, a nominee who was nominated pursuant to Section 2.3 of the May 24, 2012 Shareholders Agreement between the Company, Berkshire Hathaway Inc., D. Tennant Bryan Media Trust and J. Stewart Bryan III and is over the age of 72, may be eligible to serve as a Director, but shall not thereafter be eligible for reelection unless the Board of Directors annually shall determine otherwise. Miss Robertson was nominated pursuant to Section 2.3 of the Shareholders Agreement, and on March 6, 2014, the Board determined her to be eligible for reelection at the April 24, 2014 Annual Meeting of Stockholders.

To qualify to be one of the Company’s Director nominees, at a minimum, a candidate must exhibit the highest standards of integrity, commitment and independence of thought and judgment and be able to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties as a Director. The Board believes that the Directors as a group should possess a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. In light of these considerations, in selecting Director nominees, the Nominating & Governance Committee and the Board review information regarding each proposed candidate, including any information provided in connection with a Stockholder recommendation submitted in accordance with the procedures described below, and consider the demonstrated talents, skills and expertise of any proposed candidate in relation to those of the existing Directors.

In selecting the Company’s Director nominees in connection with each Annual Meeting, it is the Company’s policy that the Nominating & Governance Committee consider Director candidates recommended by any Stockholder of the Company. Pursuant to procedures adopted by the Board, Director candidate recommendations made by Stockholders in connection with any Annual Meeting must be submitted, in writing, and received by the Secretary of the Company at least 120 days prior to the anniversary of the date on which the Company mailed its proxy statement in connection with the prior year’s Annual Meeting. Any Stockholder who wishes to recommend to the Nominating & Governance Committee and the Board a candidate for election at the Company’s 2015 Annual Meeting must ensure that the recommendation is received by the Secretary of the Company not later than November 14, 2014. Stockholder recommendations must be submitted together with the following information regarding the candidate:

●	the candidate’s full name, age, principal occupation and employer;

●	the candidate’s residence and business addresses and telephone numbers;

●	a biographical profile of the candidate, including educational background and business and professional experience and experience in the industries in which the Company has operations;

●

any relationship between the candidate and the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and all other information necessary for the Nominating & Governance Committee and the Board to determine whether the candidate meets the Board’s independence standards and qualifies as independent under the NYSE rules;

●	the classes and number of shares of stock of the Company owned beneficially and of record by the candidate;

●

any other information relating to the candidate (including a written consent of the candidate to be named as a nominee of the Company and to serve as a Director if elected) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE; and

●	any other information regarding the candidate that the Stockholder wishes the Board to consider in evaluating the recommended candidate.

In addition, when submitting a recommendation, a Stockholder must include the following information:

●	the Stockholder’s full name, principal occupation and employer;

●	the Stockholder’s address and telephone number;

●

the classes and number of shares of stock of the Company owned beneficially and of record by the Stockholder, including, if the Stockholder is not a Stockholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the SEC’s proxy rules;

●

a description of all arrangements and understandings between the Stockholder and each candidate being recommended by the Stockholder and any other person or persons (including their names) pursuant to which the candidate(s) are being recommended by the Stockholder; and

●

all other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors pursuant to the SEC’s proxy rules and the rules of the NYSE.

The Nominating & Governance Committee weighs these criteria in the context of the Company’s Principles of Corporate Governance, and in making its recommendations to the Board of Directors, the Committee as a matter of practice additionally considers candidates’ diversity of experience, profession, skills, geographic representation and background, all to provide the Board and the Company with an appropriate mix of experience, knowledge, perspective and judgment.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and others performing similar functions. A copy of the Company’s Code of Business Conduct and Ethics is available without charge on the Company’s website, www.mediageneral.com, and in print from the Investor Relations Department. The Company intends to disclose on its website any amendments that are made to the Code as well as any waivers granted under the Code to any Executive Officer or Director, as required by the rules of the SEC and the NYSE.

RELATED PERSON TRANSACTIONS

Except as set forth in this section, there were no transactions in effect since the beginning of the Company’s last fiscal year or currently proposed in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has adopted a written Policy and Procedures With Respect to Related Person Transactions containing the policies and procedures governing the review and approval of related person transactions involving the Company.

For purposes of this policy, a “Related Person Transaction” is any financial transaction, arrangement or relationship in which the Company was, is or will be a participant; where the amount involved exceeds $120,000; and in which a Director, executive officer, Director nominee, beneficial owner of 5% of the Company's Voting Common Stock, or any of their respective immediate family members, has a direct or indirect interest, unless the Company’s Chief Financial Officer or General Counsel determines that the interest is not material or otherwise not required to be disclosed under the SEC’s rules.

Under the policy, any potential Related Person Transaction is to be analyzed by the Company’s Chief Financial Officer or the General Counsel to determine whether the transaction is a Related Person Transaction. Related Person Transactions will be submitted to the Audit Committee of the Board of Directors for consideration at the next Audit Committee meeting. However, in those instances in which the Chief Financial Officer or the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer (as applicable), determines it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the Related Person Transaction will be submitted to the Chair of the Audit Committee. The review of a Related Person Transaction is to include the consideration of all the relevant facts and circumstances, including, if applicable:

●	the benefits to the Company,

●	the impact of the transaction on the independence of any Director or Director nominee,

●	the availability of other sources for comparable products or services,

●	the terms of the transaction, and

●	the terms available to unrelated third parties or to employees generally.

The Audit Committee (or its Chair) is to approve only those Related Person Transactions that the Audit Committee (or its Chair) determines in good faith are in, or not inconsistent with, the best interests of the Company and its Stockholders.

The Policy and Procedures With Respect to Related Person Transactions is available at the Company’s website, www.mediageneral.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As a policy matter, all Directors are urged strongly to attend each Annual Meeting of Stockholders. A majority of the members of the Board attended the Company’s Annual Meeting in 2013.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders or other interested parties desiring to send communications to the Board’s independent Directors, non-management Directors or any individual Director, including the Director to preside at the Board’s next executive session, may do so by addressing their correspondence to “Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219” and by marking the envelope “Confidential Communication to Board of Directors.” The Board’s independent non-management Directors have approved a process by which the Corporate Secretary will maintain a log of all such correspondence and will review, sort and summarize this correspondence. Communications determined to be appropriate in accordance with the independent non-management Directors’ approved process will be forwarded to the individual members of the Board. Directors at any time may review the log of all correspondence and request a copy of any communication.

SOLICITATION OF PROXIES

The Company may solicit proxies in person, via the Internet or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $10,000 plus reimbursement of out-of-pocket expenses.

OTHER MATTERS

Management does not intend to present, nor, in accordance with the Company’s By-laws, has it received proper notice from any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

As indicated on Page 24, certain information is incorporated by reference from the Company’s 2013 Annual Report to Stockholders on Form 10-K.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 24, 2014

The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report are available at www.mediageneral.com.

Electronic Delivery of Notice of Internet Availability, Proxy Materials and Annual Report

Receiving a Notice of Internet Availability or other proxy materials online in place of paper copies helps to reduce the Company’s printing and mailing costs and provides Stockholders with a convenient, automatic link to the proxy vote site. Most Stockholders desiring to enroll in this electronic delivery service may do so by visiting www.proxyvote.com and following the prompts for email enrollment. “Street name” Stockholders can check the information in the proxy materials provided by their bank or broker.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 is available at www.mediageneral.com. The Company will provide, without charge, on the written request of any person solicited hereby, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2013. Written requests should be mailed to “Andrew C. Carington, Corporate Secretary, Media General, Inc., 333 East Franklin Street, Richmond, Virginia 23219.”

By Order of the Board of Directors,

ANDREW C. CARINGTON, Secretary

Richmond, Virginia

March 14, 2014

Stockholders are requested to vote by the Internet, by telephone or by completing and returning the accompanying proxy card in the envelope provided, whether or not they expect to attend the meeting in person. Internet and telephone voting facilities will close at 11:59 p.m. E.S.T. on April 23, 2014. A proxy may be revoked at any time before it is voted.

Appendix A

Media Industry Survey Referenced in Compensation Discussion and Analysis

U.S. CDB Media Executive Compensation - 2013 Report

Participants

ABC	New York Times
A&E Networks	Paramount
A.H. Belo	Pearson Group
Advance Central Services	Public Broadcasting Service
AMC Networks	R.R. Donnelley
American Chemical Society	Reed Business Information
avenue a razorfish	Reed Elsevier
Cablevision Systems	Reed Exhibitions
CBS	Scholastic
Clear Channel Communications	Schurz - WDBJ
Cox Enterprises	Scripps Networks Interactive
CPM	Showtime
DIRECTV Group	Sinclair Broadcast Group
Discovery Communications	Smithsonian Magazine
DreamWorks Animation	Sony Pictures Entertainment
E.W. Scripps	SuperMedia
Finser Corp.	Tax Analysts
Fisher Communications	Technicolor
Fox Networks Group	Thomson Reuters
Gannett	Time Warner
Google	Time Warner Cable
Harris Enterprises	Tribune
HBO	Turner Broadcasting
Hearst	Twentieth Century Fox
Hibu	UBM
Houghton Mifflin Harcourt Publishing	Viacom
Hubbard Broadcasting	Viacom Media Networks
International Data Group	Walt Disney
John Wiley & Sons	Warner Bros Entertainment
Lionsgate Entertainment	Washington Post
McClatchy	Wolters Kluwer
Media General	WPT Enterprises
NBC Universal

Appendix B

MEDIA GENERAL, INC.

1995 LONG-TERM INCENTIVE PLAN

Amended and Restated as of March 6, 2014

1.     Purpose. The purpose of this 1995 Long-Term Incentive Plan, amended and restated as of March 6, 2014 (the “Plan”), of Media General, Inc. together with any successor thereto (the “Company”), is (a) to promote the identity of interests between Shareholders and employees and non-employee directors of the Company by encouraging and creating significant ownership of Voting Common Stock of the Company by officers, other salaried employees and non-employee directors of the Company and its subsidiaries; (b) to enable the Company to attract and retain qualified officers, employees and non-employee directors who contribute to the Company’s success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers, other employees and non-employee directors who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives.

2.     Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01.     “Award” means any Performance Accelerated Restricted Stock, Performance Award, Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or Other Stock-Based Award or any other right or interest relating to Shares or cash granted to a Participant under the Plan.

2.02.     “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.03.     “Board” means the Board of Directors of the Company.

2.04.     “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.05.     “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee, and any subcommittee thereof, shall consist of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code.

2.06.     “Company” is defined in Section 1.

2.07.     “Covered Employee” has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

2.08.     “Deferred Stock” means a right, granted to a Participant under Section 6.05, to receive Shares at the end of a specified deferral period.

2.09.     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

2.10.     “Fair Market Value” means, as of any given date, with respect to Shares, Awards or other property, the closing price for the Shares as reported on the New York Stock Exchange or other primary market in which Shares are traded (or if the Shares were not traded on such date, then on the next preceding day on which the Shares were traded), or on any other reasonable basis determined by the Committee using actual transactions in the Shares as reported by such market and consistently applied.

2.11.     “Option” means a right, granted to a Participant under Section 6.06, to purchase Shares, other Awards or other property at a specified price during specified time periods and which is not intended to satisfy the requirements of Section 422 of the Code.

2.12.     “Other Stock-Based Award” means a right, granted to a Participant under Section 6.08, that relates to or is valued by reference to Shares.

2.13.     “Participant” means a person who, as an officer, salaried employee or a non-employee director of the Company or any Subsidiary, has been granted an Award under the Plan.

2.14.     “Performance Accelerated Restricted Stock” means Restricted Stock granted to a Participant under Section 6.02 containing certain performance criteria established by the Committee which, if met, shall accelerate the vesting thereof.

2.15.     “Performance Award” means a right granted to a Participant under Section 6.03 to receive cash, Shares, other Awards or other property, the payment of which is contingent upon achievement of performance goals specified by the Committee.

2.16.     “Performance-Based Restricted Stock” means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

2.17.     “Plan” is defined in Section 1.

2.18.     “Restricted Stock” means Shares granted to a Participant under Section 6.04 that are subject to certain restrictions and to a risk of forfeiture.

2.19.     “Rule 16b-3” means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.20.     “Shareholders” means the holders of all issued and outstanding Shares.

2.21.     “Shares” means the Voting Common Stock, no par value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 9.

2.22.     “Stock Appreciation Right” means a right granted to a Participant under Section 6.07 to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award or determined by the Committee.

2.23.     “Subsidiary” means any corporation (other than the Company) with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

2.24.     “Year” means a calendar year.

3.     Administration.

3.01.     Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)     to select and designate Participants;

(ii)     to designate Subsidiaries;

(iii)     to determine the type or types of Awards to be granted to each Participant;

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(iv)     to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine (including the effect of Section 162(m) of the Code)) and all other matters to be determined in connection with an Award;

(v)     to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, or an Award may be cancelled, forfeited or surrendered;

(vi)     to determine whether, to what extent, and under what circumstances cash, Shares, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant; provided, however, that any such deferral will be made in accordance with Section 409A of the Code;

(vii)     to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)    to establish the performance criteria, pursuant to Section 7.01 hereof, under which Performance Accelerated Restricted Stock, Performance-Based Restricted Stock and other Performance Awards are to be granted, and to determine and certify whether such criteria have been attained;

(ix)     to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x)     to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(xi)     to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.02.     Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Shareholders, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee and/or the taking of any action by the Committee shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

3.03.     Limitation of Liability. Each member of the Committee shall in good faith be entitled to rely or act upon any report or other information furnished to such member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.     Shares Subject to the Plan. The total number of Shares that may be granted under the Plan is 5,000,000, of which up to 1,100,000 Shares may be reserved for awards of Performance Awards, Performance-Based Restricted Stock, Performance Accelerated Restricted Stock, Deferred Stock and Other Stock-Based Awards. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee reasonably can estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award for which

3

the number of Shares to be distributed, or with respect to which payment will be made, cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards) and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award. Gross issuance amounts, not net issuance amounts, shall be utilized in counting Shares against the number of Shares reserved, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations upon the lapse of any restrictions on Performance Accelerated Restricted Stock, Restricted Stock, or other Stock-Based Awards, upon the exercise of any Options or Stock Appreciation Rights or upon the payment or issuance of Shares under the Plan with respect to any Award, will not be available for Awards under the Plan.

If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan.

5.     Eligibility. Awards may be granted only to individuals who are officers, other salaried employees or non-employee of the Company or a Subsidiary.

6.     Specific Terms of Awards.

6.01.     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant.

6.02.     Performance Accelerated Restricted Stock. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Accelerated Restricted Stock to Participants on the following terms and conditions:

(i)     Awards and Dividends. Performance Accelerated Restricted Stock Awards shall be denominated in Shares. The Participant thereupon shall be a Shareholder with respect to the Shares awarded, including the right to vote such Shares and to receive all dividends and distributions paid with respect thereto.

(ii)     Certificates of Shares. Performance Accelerated Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Performance Accelerated Restricted Stock are registered in the name of a Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Accelerated Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to that Performance Accelerated Restricted Stock.

(iii)     Restrictions and Acceleration. At the time of the award of Performance Accelerated Restricted Stock, the Committee shall specify a period commencing on the date of the Award and ending on a date that is no more than 10 years thereafter. At the time of each such Award, the Committee also shall specify and advise the Participant of such performance targets as the Committee shall determine to be appropriate which, if met, shall accelerate the termination of the foregoing restricted period for all or such other portion of the Performance Accelerated Restricted Stock as the Committee shall deem appropriate.

(iv)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during an applicable restriction period, all Performance Accelerated Restricted Stock that remains subject to such applicable restriction period shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee in other cases may waive in whole or in part the forfeiture of Performance Accelerated Restricted Stock.

6.03.     Performance Award. Subject to the provisions of Sections 7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

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(i)     Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

(ii)     Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards or other property, and the same may have such other terms as shall be determined by the Committee.

6.04.     Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

(ii)     Forfeiture. Performance-Based Restricted Stock shall be forfeited unless the pre-established performance criteria established by the Committee are satisfied during the applicable restriction period. Except as otherwise determined by the Committee, including any vesting of Restricted Stock and accelerated vesting of Performance Accelerated Restricted Stock, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Performance Accelerated Restricted Stock or other Restricted Stock that is at that time subject to restrictions shall be forfeited and reallocated to other Awards to be granted under the Plan; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Performance Accelerated Restricted Stock or other Restricted Stock will be waived in whole or in part in the event of termination of employment or service resulting from specified events.

(iii)     Certificates of Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and if required by the Committee, the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)     Dividends. Dividends paid on Restricted Stock shall be paid to the Participant in cash. Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

6.05.     Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants on the following terms and conditions:

(i)     Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Any deferral election by the Participant that is permitted by the Committee shall be made in accordance with Section 409A of the Code. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise as the Committee shall determine.

(ii)     Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived

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in whole or in part in the event of termination of employment or service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

6.06.     Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)     Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option. An Option may not be repriced without the approval of Shareholders after the date of grant of such Option. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of an Option to reduce the exercise price of such Option; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option in exchange for another Award at a time when the exercise price of such Option is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)     Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares (including Shares acquired from the Company if held at least six months prior to such exercise), other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than 10 years after the date of grant.

6.07.     Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)     Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. A Stock Appreciation Right may not be repriced without the approval of Shareholders after the date of grant of such Stock Appreciation Right. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of a Stock Appreciation Right to reduce the grant price of such Stock Appreciation Right; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when the grant price of such Stock Appreciation Right is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii)     Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Shares will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than 10 years after the date of grant.

6.08.     Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.08 shall be purchased for such consideration, paid for at such times, by such

6

methods and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.     Certain Provisions Applicable to Awards.

7.01.     Performance-Based Awards. Performance Awards, Performance-Based Restricted Stock, and certain Other Stock-Based Awards subject only to performance criteria are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of, and subject to such additional approval of the Company’s Shareholders as may be required by, Section 162(m) of the Code and the regulations thereunder. The performance goals shall be based upon the attainment of one or more of the following pre-established criteria: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group, or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

The payout of any such Award may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

7.02.     Maximum Yearly Awards. No Participant may be granted an Option or Stock Appreciation Right exceeding 200,000 Shares in any Year. The maximum individual payment with respect to Performance Awards is $2,000,000 in any year or 100,000 Shares in any Year. The maximum number of Shares that may be awarded with respect to Awards of Performance-Based Restricted Stock, Performance Accelerated Restricted Stock and Other Stock-Based Awards is 100,000 Shares in any Year or 200,000 Shares in any two-Year period.

7.03.     Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

7.04.     Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of 10 years from the date of its grant.

7.05.     Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise or vesting of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis, provided that any such deferred payments satisfy the requirements of Section 409A of the Code. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, subject in any event to the requirements of Section 162(m) of the Code.

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8.     General Restrictions Applicable to Awards.

8.01.     Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

8.02.     Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any party (other than the Company or a Subsidiary) or shall be subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary). No Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant.

8.03.     Registration and Listing Compliance. The Company shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Company and any national securities exchange, until such laws, regulations and contractual obligations of the Company have been complied with in full, although the Company shall be obligated to use reasonable efforts to obtain any such approval and comply with such requirements as promptly as practicable.

8.04.     Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

9.     Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares, securities or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of Shares, securities or other property issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (other than Options or Stock Appreciation Rights that would create a deferral of income or a modification, extension or renewal under Section 409A of the Code of any Option or Stock Appreciation Right, except as may be permitted in applicable Treasury Regulations) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

10.     Plan Amendments. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of Shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company’s Shareholders no later than one year after such Board action if such Shareholder approval is required by any federal or state law or regulation, including without limitation Section 162(m) of the Code, or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such Shareholder approval is for any reason advisable; provided, however, that without the

8

consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

11.     General Provisions.

11.01.     No Rights to Awards. No Participant, employee or non-employee director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and non-employee directors.

11.02.     No Shareholder Rights. No Award shall confer on any Participant any of the rights of a Shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

11.03.     Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts for withholding and other taxes due with respect thereto, its exercise or any payment thereunder and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall only include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s minimum withholding tax obligations.

11.04.     No Right to Continued Relationship. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, (a) upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award or (b) upon any non-employee director any right to continue providing services to the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate the relationship at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

11.05.     Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

11.06.     Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

11.07.     Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.08.     Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws and applicable federal law.

12.     Effective Date. The amended and restated Plan shall become effective upon the approval of the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Common Stock of the Company, at a meeting of the Company’s Shareholders to be held on April 24, 2014, or any adjournment thereof.

9

Media General

MEDIA GENERAL, INC.
333 EAST FRANKLIN STREET
RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67720-P47787-Z62451 KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

Item 1. ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) J. Stewart Bryan III
02) Diana F. Cantor
03) H. C. Charles Diao
04) Dennis J. FitzSimons
05) Soohyung Kim
06) George L. Mahoney
07) Marshall N. Morton
08) Wyndham Robertson
09) Howard L. Schrott
10) Kevin T. Shea
11) Thomas J. Sullivan

	For	Against	Abstain
Item 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Proposed amendments to the 1995 Long-Term Incentive Plan.	☐	☐	☐
Item 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: Ratification of Deloitte & Touche, LLP as the Company's independent registered public accountants for fiscal year 2014.	☐	☐	☐
Item 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Board's advisory resolution on executive compensation.	☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this Instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Media General

MEDIA GENERAL, INC.
333 EAST FRANKLIN STREET
RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67722-P47787-Z62451 KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

Item 1. ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) J. Stewart Bryan III
02) Diana F. Cantor
03) H. C. Charles Diao
04) Dennis J. FitzSimons
05) Soohyung Kim
06) George L. Mahoney
07) Marshall N. Morton
08) Wyndham Robertson
09) Howard L. Schrott
10) Kevin T. Shea
11) Thomas J. Sullivan

	For	Against	Abstain
Item 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Proposed amendments to the 1995 Long-Term Incentive Plan.	☐	☐	☐
Item 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: Ratification of Deloitte & Touche, LLP as the Company's independent registered public accountants for fiscal year 2014.	☐	☐	☐
Item 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Board's advisory resolution on executive compensation.	☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this Instruction card.

Signature [PLEASE SIGN WITHIN BOX]	Date

Media General

MEDIA GENERAL, INC.
333 EAST FRANKLIN STREET
RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67724-P47787-Z62451 KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

Item 1. ELECTION OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) J. Stewart Bryan III
02) Diana F. Cantor
03) H. C. Charles Diao
04) Dennis J. FitzSimons
05) Soohyung Kim
06) George L. Mahoney
07) Marshall N. Morton
08) Wyndham Robertson
09) Howard L. Schrott
10) Kevin T. Shea
11) Thomas J. Sullivan

	For	Against	Abstain
Item 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Proposed amendments to the 1995 Long-Term Incentive Plan.	☐	☐	☐
Item 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: Ratification of Deloitte & Touche, LLP as the Company's independent registered public accountants for fiscal year 2014.	☐	☐	☐
Item 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR: The Board's advisory resolution on executive compensation.	☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Note: Please sign exactly as your name or names appear(s) on this Instruction card.

Signature [PLEASE SIGN WITHIN BOX] Date